EXHIBIT 2.1

AGREEMENT
DATED AS OF MAY 2, 1995
by and between
FREEPORT-McMoRan INC.
and
FREEPORT-McMoRan COPPER & GOLD INC.,
on the one hand,
and
The RTZ CORPORATION PLC,
RTZ INDONESIA LIMITED
and
RTZ AMERICA, INC.,
on the other hand

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AGREEMENT, dated as of May 2, 1995, by and between
Freeport-McMoRan Inc., a Delaware corporation ("Parent"), and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), on the one hand, and The RTZ Corporation PLC, a company organized under the laws of England ("RTZ"), RTZ Indonesia Limited, a company organized under the laws of England (the "Purchaser") and a subsidiary of RTZ, and RTZ America, Inc., a Delaware corporation ("RTZA") and a subsidiary of RTZ, on the other hand. Capitalized terms that are used herein are defined in this Agreement.
RECITALS
WHEREAS, the parties desire to effect certain
transactions relating to the restructuring of Parent and the Company and to the distribution by Parent of all of the shares of Class B Common Stock owned by Parent as of the distribution date thereof, in the form of a stock dividend to the holders of Parent Common Stock (the "Spin-Off").
NOW, THEREFORE, in consideration of the terms and
conditions set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.      Definitions.
1.1     "ABC Debentures" means Zero Coupon
Convertible Subordinated Debentures due 2006 of Parent.
1.2     "ABC Redemption Date" shall have the
meaning set forth in Section 4.1(a).
1.3     "Additional Purchase Notice" shall have
the meaning set forth in Section 6.1(a).
1.4     "Additional Shares" shall have the meaning
set forth in Section 6.1(a).
1.5     "Additional Stock Closing" shall have the
meaning set forth in Section 6.3(a).
1.6     "Additional Stock Closing Date" shall have
the meaning set forth in Section 6.3(a).
1.7     "Affiliate" means, with respect to any
Person, any other Person controlling, controlled by or under common control with such Person.
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1.8     "Affiliate Agreements" shall have the
meaning set forth in Section 9.1.4.
1.9     "business day" shall mean any day other
than a Saturday, Sunday or a day which shall be in the City of London or the City of New York a legal holiday or a day on which banking institutions are authorized or obligated by law or other government action to close.
1.10    "Class A Common Stock" means the Class A
Common Stock, par value $.10 per share, of the Company.
1.11    "Class A Directors" shall mean the
directors elected by the holders of Class A Common Stock.
1.12    "Class B Common Stock" means the Class B
Common Stock, par value $.10 per share, of the Company.
1.13    "Class B Directors" shall mean the
directors elected by the holders of Class B Common Stock.
1.14    "Code" means the Internal Revenue Code of
1986, as amended.
1.15    "Company" or "FCX" means Freeport-McMoRan
Copper & Gold Inc., a Delaware corporation.
1.16    "Company Common Stock" means Class A
Common Stock, Class B Common Stock and any other shares of common equity of the Company.
1.17    "Company Material Adverse Effect" shall
mean any adverse effect or change (alone or taken together with others) in the business, condition (financial or otherwise), assets, Liabilities, properties, operations or results of operations of the Company or its subsidiaries material to the Company and its subsidiaries taken as a whole, provided that no Company Material Adverse Effect shall be deemed to result from general changes in economic conditions or any change affecting copper or gold mining companies generally (including laws and regulations applicable to such companies, other than such laws and regulations of any governmental or regulatory authority in Indonesia).
1.18    "Company Notice" shall have the meaning
set forth in Section 11(a).
1.19    "Company Registration Rights Agreement"
shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

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1.20    "Company Voting Stock" shall mean any
capital stock of the Company which is then entitled to vote for the election of directors.
1.21    "Consent Solicitation Statement" means the
Consent Solicitation Statement of the Company, dated February 7, 1995 relating to, among other things, approval of the Merger and New Certificate of Incorporation.
1.22 "Debt Issues" shall have the meaning set forth in Section 4.1(a).
1.23    "Declaration Date" shall mean the date
upon which Parent shall declare the record date for the Spin-Off.
1.24    "DGCL" means the Delaware General
Corporation Law, as amended.
1.25 "Distribution Date" shall have the meaning set forth in Section 7(a).
1.26    "Exchange Act" means the Securities
Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
1.27    "Facilitating Company" means FM
Facilitating Company, Inc., a Delaware corporation.
1.28    "$4.375 Parent Preferred Stock" means
$4.375 Convertible Exchangeable Preferred Stock, par value $1.00 per share, of Parent.
1.29    "GAAP" means United States generally
accepted accounting principles.
1.30    "governmental or regulatory authority"
means any government or political subdivision thereof, whether Federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.
1.31    "including" and "including, without
limitation," and other forms of such terms, with respect to any matter or thing, shall be construed to mean "including but not limited to" such matter or thing.
1.32 "Indemnified Party" shall have the meaning set forth in Section 13.4(d).

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1.33    "Indemnifying Party" shall have the
meaning set forth in Section 13.4(d).
1.34    "Indenture" means the Indenture between
Freeport-McMoRan Inc. and Chemical Bank, as Trustee, dated as of November 9, 1990, as supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2.
1.35 "IRS" means the Internal Revenue Service of the United States of America.
1.36    "Laws" shall mean any foreign or domestic
(Federal, state or local) law, statute, ordinance, rule or regulation or bodies of law.
1.37 "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by GAAP to be set forth on a financial statement (including the notes thereto).
1.38    "Majority Shares" means the number of
shares of Company Voting Stock as will elect a majority of the directors of the Company; provided that, solely for purposes of such calculation, the shares of Company Voting Stock issuable upon exercise of warrants, options or other rights, or upon conversion or exchange of convertible or exchangeable securities, owned by RTZ and its Affiliates, shall be treated as outstanding Company Voting Stock.
1.39    "Merger" means the merger of Facilitating
Company with and into the Company pursuant to the Merger
Agreement.
1.40    "Merger Agreement" means the Agreement and
Plan of Merger, dated February 7, 1995, between the Company and Facilitating Company.
1.41    "New By-laws" means the By-laws of the
Company substantially in the form attached as Exhibit 2 to Annex I to the Consent Solicitation Statement.
1.42 "New Certificate of Incorporation" means the Certificate of Incorporation of the Company substantially in the form attached as Exhibit 1 to Annex I to the Consent Solicitation Statement.
1.43    "NYSE" means The New York Stock Exchange,
Inc.
1.44 "Offer Price" shall have the meaning set forth in Section 11(a).

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1.45    "Option" shall have the meaning set forth
in Section 6.2(a).
1.46 "Option Notice" shall have the meaning set forth in Section 6.2(a).
1.47 "Option Shares" shall have the meaning set forth in Section 6.2(a).
1.48    "Parent" or "FTX" means Freeport-McMoRan
Inc., a Delaware corporation.
1.49    "Parent Common Stock" means the Common
Stock, par value $.10 per share, of Parent and any other shares of common equity of Parent.
1.50    "Parent Material Adverse Effect" shall
mean any adverse effect or change (alone or taken together with others) in the business, condition (financial or otherwise), assets, Liabilities, properties, operations or results of operations of Parent or its subsidiaries material to Parent and its subsidiaries taken as a whole, provided that no Parent Material Adverse Effect shall be deemed to result from general changes in economic conditions or any change affecting agrichemical or copper or gold mining companies generally (including laws and regulations applicable to such companies, other than such laws and regulations of any governmental or regulatory authority in Indonesia).
1.51    "Parent Registration Rights Agreement"
shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit B.
1.52    "Permits" means all licenses, permits,
orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign Laws and governmental or regulatory authorities and all industry or other nongovernmental self-regulatory organizations that are necessary for the conduct of the applicable Person's business and the ownership of its properties.
1.53    "Person" means a corporation, an
association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental or regulatory authority.
1.54    "Proposed Closing Date" shall have the
meaning set forth in Section 3.2(a).
1.55 "Public Offering" shall have the meaning set forth in Section 11(b).
1.56 "Purchaser" means RTZ Indonesia Limited, a company organized under the laws of England and a subsidiary of RTZ.

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1.57    "Purchaser Notice" shall have the meaning
set forth in Section 11(f).
1.58 "Related Agreements" means, individually and collectively, the Company Registration Rights Agreement and the Parent Registration Rights Agreement.
1.59    "RTZ" means The RTZ Corporation PLC, a
company organized under the laws of England.
1.60 "RTZA" means RTZ America, Inc., a Delaware corporation and a subsidiary of RTZ.
1.61    "Schedule 14D-1" shall have the meaning
set forth in Section 5.1(b).
1.62    "Schedule 14D-9" shall have the meaning
set forth in Section 5.1(d).
1.63    "SEC" means the Securities and Exchange
Commission.
1.64 "SEC Reports" shall have the meaning set forth in Section 8.1.8(a).
1.65 "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
1.66    "6.55% Notes" means the 6.55% Convertible
Subordinated Notes due January 15, 2001, of Parent.
1.67    "6.55% Redemption Date" shall have the
meaning set forth in Section 4.1(a).
1.68    "6.55% Redemption Price" shall have the
meaning set forth in Section 6.1(b).
1.69 "6.55% Remainder" shall have the meaning set forth in Section 6.1(b).
1.70    "Spin-Off" shall have the meaning set
forth in the Recitals.

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1.71    "Spin-Off Private Letter Ruling" means the
private letter ruling to Parent from the IRS dated November 21, 1994 concerning the Spin-Off, together with any supplements and amendments thereto.
1.72 "Stock Closing" shall have the meaning set forth in Section 3.2(b).
1.73    "Stock Closing Date" shall have the
meaning set forth in Section 3.2(b).
1.74    "Supplemental Indenture No. 1" means
Freeport-McMoRan Inc. Supplemental Indenture No. 1, dated as of February 5, 1991, relating to the Series of 6.55% Convertible Subordinated Notes due January 15, 2001.
1.75    "Supplemental Indenture No. 2" means
Freeport-McMoRan Inc. Supplemental Indenture No. 2, dated as of July 15, 1991, relating to the Series of Zero Coupon Convertible Subordinated Debentures due 2006 (ABC Securities).
1.76 "Tender Offer" shall have the meaning set forth in Section 5.1(b).
1.77    "Termination Notice" shall have the
meaning set forth in Section 6.1(c).
1.78 "Trustee" means Chemical Bank, as trustee under the Indenture.
2.      Registration Rights Agreements.
  Simultaneously with the Stock Closing (i) the
Company and the Purchaser shall execute and deliver the Company Registration Rights Agreement, and (ii) Parent and RTZA shall execute and deliver the Parent Registration Rights Agreement.
3.      Purchases of Class A Common Stock.
3.1     Sale of Shares.
  Upon the terms and subject to the conditions set forth in this Agreement, at the Stock Closing, Parent shall sell to the Purchaser, and the Purchaser shall purchase, 21,531,100 shares of Class A Common Stock, free and clear of any and all liens, encumbrances, equities or adverse claims, at a purchase price per share of $20.90, the total purchase price being rounded to $450,000,000.

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3.2     Stock Closing.
(a)     No later than 5 business days prior
to the Stock Closing, Parent shall deliver written notice to the Purchaser stating the proposed date for the Stock Closing (the "Proposed Closing Date").
(b)     Upon the terms and subject to the
conditions of this Agreement, the closing of the transactions contemplated by this Article 3 (the "Stock Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, commencing at 10:00 a.m. (New York local time) on the Proposed Closing Date, or as soon as possible thereafter, upon satisfaction or waiver of the applicable conditions set forth in Article 10 hereof, or at such other time and/or place and/or on such other date as the parties may mutually agree (the "Stock Closing Date"). No later than 3 business days prior to the Stock Closing Date, Parent shall provide written notice to the Purchaser specifying the accounts to which payment shall be made.
(c)     At the Stock Closing (i) Parent
shall deliver to the Purchaser the certificates representing 21,531,100 shares of Class A Common Stock purchased in accordance with this Article 3, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all necessary transfer tax and other documentary stamps affixed thereto, (ii) the Purchaser shall pay to Parent in consideration for the shares being purchased, by wire transfer of immediately available funds, the aggregate purchase price equal to $450,000,000, and (iii) the parties hereto shall execute and deliver such certificates, documents and instruments as may be required to be executed or delivered pursuant to the terms hereof.
4.      Certain Actions by Parent.
4.1     Redemption of the 6.55% Notes and the ABC
Debentures.
(a)     Parent shall redeem the 6.55% Notes
and the ABC Debentures (the "Debt Issues") as soon as is reasonably practicable after consummation of the Stock Closing, and in any case, prior to the Spin-Off; provided that Parent shall give notice of the redemption of one of the Debt Issues within 24 hours after the Stock Closing and notice of the redemption of the other Debt Issue as soon as is reasonably practicable thereafter. The redemption date specified in such notice with respect to the 6.55% Notes is herein called the "6.55% Redemption Date" and that with respect to the ABC Debentures is herein called the "ABC Redemption Date".
(b)     If Parent causes RTZA to commence
the Tender Offer in accordance with Section 5.1(a) hereof, the 6.55% Redemption Date shall be midnight

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on the Sunday following the expiration of
the Tender Offer, which shall occur at 5:00 p.m. (New York City time) on the prior Friday.
(c)     Prior to mailing the notice of
redemption in respect of the 6.55% Notes and in respect of the ABC Debentures, Parent shall have obtained, and furnished to RTZA a copy of, the consent of the Trustee in writing that the notice to the Trustee with respect to the 6.55% Notes and the notice to the Trustee with respect to the ABC Debentures, respectively, as contemplated by this Agreement, each constitutes sufficient notice for purposes of the respective Indenture.
5.      Tender Offer for, and Conversion of, 6.55%
Notes.
5.1     Tender Offer.
(a)     No later than 5 business days prior
to sending a notice of redemption with respect to the 6.55% Notes, Parent shall deliver written notice to RTZA stating whether or not Parent elects to cause RTZA to commence the Tender Offer in accordance with this Article 5.
(b)     If Parent requests in accordance
with Section 5.1(a) hereof that RTZA commence a tender offer, Parent and RTZA shall at such time agree on the price to be offered in, and the conditions to, such all-cash tender offer for all outstanding 6.55% Notes (the "Tender Offer") and, thereafter, subject to Sections 5.1(c), (e) and (f) hereof and to the receipt of the written consent referred to in Section 8.1.8(c), RTZA shall commence the Tender Offer. In connection therewith, RTZA shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to cause the consummation of the Tender Offer, including the filing with the SEC, the NYSE and any other applicable governmental or regulatory authorities of a Tender Offer Statement on Schedule 14D-1 and any amendments thereto and any other offering documents required to be filed therewith (the "Schedule 14D-1"). The expiration of the Tender Offer shall occur at 5:00 p.m. (New York local time) on the twenty-first business day, or if such twenty-first business day is not a Friday, on the first Friday following the twenty-first business day, following the commencement thereof (unless extended with the consent of the parties hereto), whereupon, subject to the satisfaction of the conditions to the Tender Offer, RTZA shall purchase the 6.55% Notes tendered therein in accordance with the terms of the Tender Offer.
(c)     RTZA shall not be obligated to
commence the Tender Offer unless prior thereto it shall have received a certificate from the chief financial officer of Parent, dated no earlier than the date the notice of redemption of the 6.55% Notes is mailed to the Trustee and to the holders thereof in accordance with Article 4 hereof, to the effect that, to the best of his knowledge, no event has occurred or is
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contemplated by this Agreement which
causes Parent to believe that the nonrecognition provisions of Code Section 355(a)(1) and (c) shall not apply with respect to the Spin-Off, other than as a result of Code Section 367(e).
(d)     No later than the date on which the
Schedule 14D-1 is filed with the SEC (i) Parent shall file with the SEC, the NYSE and any other applicable governmental or regulatory authorities a Solicitation/Recommendation Statement on
Schedule 14D-9 and any other necessary or appropriate documentation (the "Schedule 14D-9"), and (ii) Parent shall mail to holders of record of 6.55% Notes the Schedule 14D-1, the
Schedule 14D-9 and related documents.
(e)     If Parent requests that RTZA
commence the Tender Offer, Parent and RTZA will also agree at such time upon the terms mutually acceptable to Parent and RTZA upon which RTZA will have the right to acquire shares of Parent Common Stock upon conversion of the 6.55% Notes purchased in the Tender Offer. In connection therewith, Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to permit such acquisition of Parent Common Stock.
(f)     Parent and RTZA shall enter into an
agreement with the Trustee and Mellon Securities Trust Company pursuant to which all 6.55% Notes validly tendered and purchased in the Tender Offer shall be converted into Parent Common Stock, upon the terms referred to in Section 5.1(e), immediately upon expiration of the Tender Offer and prior to the 6.55% Redemption Date.
(g)     As promptly as practicable after the
6.55% Redemption Date, Parent shall provide written notice to the Purchaser of the aggregate principal amount of 6.55% Notes redeemed by Parent.
5.2     Conversion of 6.55% Notes.
  In accordance with the terms of Section
5.1(f), all 6.55% Notes purchased by RTZA in the Tender Offer shall be converted into shares of Parent Common Stock upon the terms referred to in Section 5.1(e), and, no later than the day following the expiration of the Tender Offer, RTZA shall become the holder of record of such shares. As soon as practicable following expiration of the Tender Offer, Parent shall cause to be issued and delivered to RTZA certificates representing the shares of Parent Common Stock issuable in connection with such conversion.
5.3     Transfer of Shares Issued Upon Conversion.
  Except to the extent such sales occur on the NYSE, RTZA shall not, prior to the Distribution Date, sell or transfer any shares of Parent Common Stock received upon conversion of the 6.55% Notes unless the purchaser or transferee thereof shall have represented to RTZA in

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writing that such purchaser or transferee (i) is
a "United States person" as defined in Code Section 7701(a)(30),
(ii) is not an entity controlled by any person other than a United States person, (iii) has no plan or intention to sell, prior to the Spin-Off, any shares of Parent Common Stock to a person that is (A) not a United States person or (B) an entity controlled by a person that is not a United States person, and (iv) if such purchaser or transferee is or becomes, prior to the Distribution Date, a holder of at least 5% of the Parent Common Stock, will represent that it has no plan or intention to sell, exchange, transfer or otherwise dispose of, following the Spin-Off, such shares of Parent Common Stock or any shares of Class B Common Stock which such purchaser or transferee may receive in the Spin-Off. Notwithstanding the foregoing, RTZA shall not sell on the public market any shares of Parent Common Stock during the period commencing on the date on which the Parent Common Stock trades "ex-dividend" (i.e., without the Class B Common Stock which would be distributed to the holder of such stock pursuant to the Spin-
Off) and ending on the Distribution Date.
5.4     Code Section 367(e) Indemnification.
(a)     If RTZA or any Affiliate of RTZA
owns shares of Parent Common Stock as of the Distribution Date, RTZA will indemnify Parent for 50% of any Section 367(e) Tax Cost. The "Section 367(e) Tax Cost" shall mean the sum of (a) any federal, state and local income and franchise taxes based in whole or in part on net income ("Income Tax or Income Taxes") paid by Parent to the extent resulting from a determination by Parent (subject to the provisions of Section 5.4(h) or (i), if applicable) or a Taxing Authority that Code Section 367(e) applies to any Class B Common Stock received by RTZA or any Affiliate of RTZA in the Spin-Off and (b) any interest and penalties paid by Parent related thereto. The amount described in (a) of the preceding sentence shall equal the excess of (i) the sum of the Income Taxes actually paid by Parent with respect to the taxable year in which the Spin-Off occurred (the "Spin-Off Year"), over
(ii) the total amount of Income Taxes that would have been paid with respect to the Spin-Off Year if there had been no determination that Code Section 367(e) applies to any Class B Common Stock received by RTZA or any Affiliate of RTZA in the Spin-Off. In calculating the Section 367(e) Tax Cost, the Income Taxes actually paid by Parent with respect to the Spin-Off Year shall reflect such carryovers of net operating losses, tax credits and other tax attributes as are available to Parent as of the end of the Spin-Off Year. Notwithstanding anything to the contrary contained in this Section 5.4, the tax attributes to which Parent becomes entitled after the Spin-Off Year that are attributable to taxable years after the Spin-Off Year shall not be taken into account in calculating the Section 367(e) Tax Cost. Notwithstanding anything contained in this Section 5.4 to the contrary, Parent shall determine, in its reasonable good faith discretion, the position that it shall take on its Income Taxes returns submitted to any Taxing Authority. RTZA shall not challenge, using the dispute resolution procedure set forth in
Section 5.4(c), the

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appropriateness, but not the calculation
of, the filing positions adopted by Parent on its Income Taxes returns.
(b)     Parent shall provide a certificate
of its chief financial officer notifying RTZA of any obligation to indemnify Parent pursuant to this Section 5.4 at least 30 days prior to the date specified in such certificate on which Parent intends to pay the Section 367(e) Tax Cost to which such obligation to indemnify Parent relates, together with a statement from a "Big Six" accounting firm (which may be Parent's independent auditor) setting forth in detail a calculation of the
Section 367(e) Tax Cost.  Notwithstanding anything contained in
Section 5.4(c) to the contrary, RTZA shall pay the amount shown due on such officer's certificate no later than 5 days prior to the date that Parent specified in such officer's certificate as the date on which it intends to pay such Section 367(e) Tax Cost. Within 5 days after the date of payment specified in such officer's certificate, Parent shall provide RTZA with a second certificate of its chief financial officer stating that payment of the Section 367(e) Tax Cost giving rise to the indemnification obligation has been made, specifying the date and amount of payment, or return such indemnification payment to RTZA. If Parent is required to make a payment to RTZA as a result of its receipt of a refund of a previously paid Section 367(e) Tax Cost in accordance with Section 5.4(d) or the resolution of a dispute in RTZA's favor in accordance with Section 5.4(c), Parent shall make such payment within 5 days of the receipt of the refund or the resolution of the dispute.
(c)     In the event that a dispute arises
as to the calculation of the Section 367(e) Tax Cost, an independent "Big Six" accounting firm mutually acceptable to RTZA and Parent shall be selected to resolve the dispute (the costs of which shall be shared equally by RTZA and Parent).
(d)     If, subsequent to the date on which
RTZA first indemnifies Parent, Parent is informed by a Taxing Authority of the need to pay an additional Section 367(e) Tax Cost or receives a refund of a previously paid Section 367(e) Tax Cost, Parent shall promptly notify RTZA in writing, the Section 367(e) Tax Cost shall be recomputed, any excess of the amount previously paid by RTZA over 50% of such recomputed Section 367(e) Tax Cost shall be repaid to RTZA, and any excess of 50% of such recomputed
Section 367(e) Tax Cost over the amount previously paid by RTZA shall be paid by RTZA in each case in accordance with the procedures of Section 5.4(b).
(e)     Parent will notify RTZA promptly in
writing if any taxing agency makes, orally or in writing, any assertion that Section 367(e) applies to any Class B Common Stock received by RTZA or any Affiliate of RTZA in the Spin-Off (a "Section 367(e) Issue"). Parent shall (i) keep RTZA fully apprised, on a timely basis, of any developments relating to its contest of a Section 367(e) Issue, (ii) consult RTZA with

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respect to the contest of such issue, and
(iii) after such issue has been referred to an IRS Appeals Officer, permit RTZA to participate, at RTZA's sole cost and expense, in meetings (including telephonic conferences) regarding a Section 367(e) Issue.
(f)     An "Open Issue" shall mean an issue
in connection with which Parent or any Consolidated Subsidiary may be liable for Income Taxes, interest and penalties, and which has not been settled or otherwise resolved pursuant to a Determination. A "Determination" shall mean, with respect to federal income taxes, a determination under Code Section 1313, and, with respect to Income Taxes other than federal income taxes, any final determination of the liability in respect of an Income Tax that, under applicable law, is not subject to further appeal, review or modification through administrative or judicial proceedings or otherwise. A "Material Open Issue" shall mean an Open Issue or a number of Open Issues in the aggregate, with respect to which the potential tax liability of Parent or any Consolidated Subsidiary exceeds $5,000,000 exclusive of interest and penalties, except for Section 367(e) Issues. A "Consolidated Subsidiary" shall mean any corporation which files a consolidated return with Parent for federal income tax purposes in the Spin-Off Year or a Related Year. A "Related Year" shall mean any taxable year which is audited by a governmental authority responsible for levying, auditing or otherwise supervising the administration of Income Taxes (a "Taxing Authority"), in conjunction with the Spin-Off Year. A "Settling Party" shall be whichever of RTZA or Parent is willing to settle a Section 367(e) Issue on certain terms acceptable to a Taxing Authority and a "Contesting Party" shall be the other party if it is unwilling to so settle.
(g)     Parent shall choose the forum in
which a Section 367(e) Issue is to be contested; provided that RTZA shall choose such forum if (i) a Taxing Authority has proposed a settlement on certain terms, (ii) RTZA has become the Contesting Party, (iii) Parent has become the Settling Party, and
(iv) there is no Material Open Issue for the Spin-Off Year or any Related Year.
(h)     Parent shall have the right to
settle a Section 367(e) Issue at any time; provided that in determining whether to settle, Parent (i) shall exercise its reasonable business judgment in good faith, taking into account the merits of the Section 367(e) Issue, the interests of Parent and RTZA, the risks and potential costs and benefits of further contesting the Section 367(e) Issue, and such other criteria as Parent shall consider to be appropriate, and (ii) shall not make a concession on or "trade" any issue that has an effect on the amount of the Section 367(e) Issue for a concession by a Taxing Authority on an issue that does not affect RTZA and its Affiliates. Notwithstanding the foregoing, Parent shall not settle a Section 367(e) Issue if (i) RTZA has requested that Parent not settle such issue, (ii) RTZA has become the Contesting Party, (iii) Parent has become the Settling Party, and (iv) there is no Material Open Issue with respect to the Spin-Off Year or any Related Year.

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
(i)     Notwithstanding anything contained
in this Section 5.4 to the contrary, the provisions of this
Section 5.4(i) shall apply if (A) either Parent or RTZA has become the Settling Party, (B) the other party has become the Contesting Party, and (C) Parent has not settled the Section 367(e) Issue.
If the provisions of this Section 5.4(i) apply, (i) the Contesting Party shall thereafter pay all costs and expenses of pursuing any courses of action in connection with the Section 367(e) Issue (including, without limitation, the costs of participating in administrative and judicial proceedings to challenge the Taxing Authority's position with respect to such issue), (ii) if the Contesting Party is RTZA, RTZA shall indemnify Parent for a total amount equal to the RTZA Contesting Tax Cost, and (iii) if the Contesting Party is Parent, RTZA shall indemnify Parent for a total amount equal to the RTZA Settling Tax Cost, in each of (ii) and (iii) with appropriate adjustment for any amounts previously paid pursuant to Sections 5.4(b) and (d). If the provisions of this Section 5.4(i) apply, RTZA or Parent, as the case may be, shall promptly remit to the other party, after a Determination has been reached, (i) an amount such that RTZA shall have indemnified Parent in total for an amount equal to the RTZA Contesting Tax Cost or the RTZA Settling Tax Cost, as the case may be, or (ii) if the Parent Settling Tax Cost exceeds the Final Section 367(e) Tax Cost, an amount such that Parent shall have paid to the Taxing Authorities and to RTZA in the aggregate an amount equal to such Parent Settling Tax Cost. The RTZA Contesting Tax Cost shall be the excess, if any, of (I) the Section 367(e) Tax Cost computed on the basis of a Determination with respect to each of the Income Taxes (the "Final Section 367(e) Tax Cost"), over (II) the sum of
(a) 50% of the amount which the Final Section 367(e) Tax Cost would have been if the Section 367(e) Issue had been settled on the terms upon which, and at the time at which, Parent and the Taxing Authority had been willing to settle and (b) interest on the unpaid amount thereof at the rate applicable to overpayments under Code Section 6621, calculated for the period beginning on the date that RTZA became the Contesting Party and ending on the date of the Determination which is the basis for indemnification under this Section 5.4(i) (the sum described in (II) shall be denoted as the "Parent Settling Tax Cost"). The RTZA Settling Tax Cost shall be the sum of (a) 50% of the amount which the Final
Section 367(e) Tax Cost would have been if the Section 367(e) Issue had been settled on the terms upon which, and at the time at which, RTZA and the Taxing Authority had been willing to settle and (b) interest on the unpaid amount thereof at the rate applicable to overpayments under Code Section 6621, calculated for the period beginning on the date that Parent became the Contesting Party and ending on the date of the Determination which is the basis for indemnification under this Section 5.4(i). If pursuant to this Section 5.4(i), a Contesting Party contests a Section 367(e) Issue by paying Income Taxes and seeking a refund thereof, it shall fund the full amount of such payment less the excess, if any, of (i) the amount the Settling Party would have paid, had the
Section 367(e) Issue been settled on the terms upon which, and at the time at which, the Settling Party and the Taxing Authority had been willing to settle, over

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
(ii) the amounts already paid by the
Settling Party; provided that, if the Contesting Party is RTZA, RTZA shall fund such payment by extending an interest-free loan to Parent.
(j)     Each of the parties hereto and their
Affiliates shall furnish or cause to be furnished to Parent or RTZA, as the case may be, upon request, as promptly as practicable, such reasonable information and reasonable assistance relating to a Section 367(e) Issue as is reasonably necessary for Parent's filing of its Income Taxes returns, provision of information requested by a Taxing authority, preparation for any audit covering the Spin-Off Year or a Related Year, and Parent's or RTZA's prosecution or defense of any claim, suit or proceeding relating to a Section 367(e) Issue. Each of the parties hereto and their Affiliates shall cooperate with Parent or RTZA, as the case may be, in the conduct of any audit or proceeding relating to a Section 367(e) Issue, and shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.4(j). Nothing in this Section 5.4(j) shall be construed to require the parties hereto, or their Affiliates, to make any representations or warranties not expressly contemplated by this Agreement.
6.      Purchase of Additional Shares and Option Shares.
6.1     Request to Purchase Additional Shares.
(a)     Upon the terms and subject to the
conditions set forth in this Agreement, if Parent redeems any 6.55% Notes in accordance with Article 4 hereof, then (whether or not a Tender Offer has occurred) provided that the rights granted to holders in connection with the redemption of the 6.55% Notes are acceptable to Purchaser, Parent may request, by the delivery to the Purchaser of a written notice (the "Additional Purchase Notice") or a copy of the Escrow Notice referred to in Section 6.1(d) at any time after the later of the ABC Redemption Date and the 6.55% Redemption Date, that the Purchaser purchase, and the Purchaser shall purchase from Parent, that number of shares of Class A Common Stock set forth in the Additional Purchase Notice (the "Additional Shares"), at a purchase price per share of $20.90, on the date provided in the Additional Purchase Notice or the Escrow Notice, but, in the case of the Additional Purchase Notice, no earlier than the date 3 business days thereafter and no later than the date 5 business days prior to the Distribution Date; provided that, (x) if the 6.55% Redemption Date is scheduled to occur prior to the ABC Redemption Date and (y) the ABC Conversion Value is an amount which is less than 85% of the ABC Redemption Value (the "Article 6 Event"), then the Additional Purchase Notice or Escrow Notice, as the case may be, may be delivered to the Purchaser at any time after the receipt by Purchaser of the notice specified in Section 5.1(g). The "ABC Conversion Value" means the product of the number of shares of Parent Common Stock issuable upon conversion of $1000 principal amount of ABC Debentures, times the Average Trading Price. The "Average Trading Price" means the average daily stock price of Parent Common Stock

- -15
for the ten trading days immediately prior to the 6.55% Redemption Date. The "ABC Redemption Value" means the redemption price for the ABC Debentures per $1,000 principal amount of the ABC Debentures (including any accrued interest component thereof).
(b)     Notwithstanding anything contained
herein to the contrary, in no event shall the aggregate purchase price paid by the Purchaser for the Additional Shares pursuant to
Section 6.1(a) exceed the amount equal to the excess of (I) the sum of (x) the product of the 6.55% Redemption Price per $1,000 of face value of the 6.55% Notes times the quotient of (A) the 6.55% Remainder divided by (B) $1,000, plus (y) accrued and unpaid interest on the 6.55% Remainder to and including the 6.55% Redemption Date, over (II) the aggregate accreted value of ABC Debentures, if any, surrendered for conversion by the holders thereof; provided, that if the Article 6 Event shall have occurred and the ABC Redemption Date shall not yet have occurred, the aggregate accreted value of ABC Debentures surrendered for conversion shall be deemed to be zero for purposes of this clause
(II). The term "6.55% Remainder" means the aggregate principal amount of the 6.55% Notes redeemed by Parent in accordance with
Section 4.1 hereof. The "6.55% Redemption Price" shall mean the redemption price for the 6.55% Notes as determined in accordance with the Indenture, which redemption price is $912.14 per $1,000 of face value of the 6.55% Notes for the twelve-month period commencing January 15, 1995.
(c)     In the event Parent determines not
to exercise its right to cause Purchaser to purchase Additional Shares in accordance with this Section 6.1, Parent shall deliver written notice (the "Termination Notice") to the Purchaser of such determination as promptly as practicable after such determination is made, but no later than 8 business days prior to the Distribution Date, whereupon the obligation of Purchaser to purchase any shares of Class A Common Stock in accordance with this Section 6.1 shall terminate.
(d)     In the event the 6.55% Redemption
Date is scheduled to occur prior to the ABC Redemption Date, at any time after receipt by the Purchaser of the notice specified in
Section 5.1(g), Parent may by written notice request (the "Escrow Request") that Purchaser deposit with the Escrow Agent (as defined below) the funds referred to in this Section 6.1(d) on a date no earlier than three business days following the date of such request. No later than such date specified in such request (i) Purchaser shall, in accordance with an escrow agreement reasonably acceptable to Parent and Purchaser, deposit with an Escrow Agent (the "Escrow Agent") mutually acceptable to Purchaser and Parent (it being agreed that the Trustee is mutually acceptable) an amount equal to the sum of (x) the product of the 6.55% Redemption Price times the 6.55% Remainder, plus (y) accrued and unpaid interest on the 6.55% Remainder to and including the 6.55% Redemption Date, and (ii) Parent shall deposit with such Escrow

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
Agent the number of shares of Class A
Common Stock, (together with stock powers duly executed in blank) equal to the amount of funds deposited by Purchaser pursuant to clause (i) above divided by $20.90. Such Escrow Agent shall hold such funds and stock in escrow pending receipt of notice from Parent (the "Escrow Notice"), pursuant to which Parent shall instruct the Escrow Agent to transfer, and the Escrow Agent shall transfer, to Parent from the funds deposited by Purchaser an amount not greater than the amount calculated in accordance with
Section 6.1(b) hereof (the "Section 6.1(d) Amount"); provided that, if the Article 6 Event has occurred, the Escrow Notice may be delivered at any time and, if the Article 6 Event has not occurred, the Escrow Notice may be delivered no earlier than the next business day following the ABC Redemption Date, but in either case, no later than the date 8 business days prior to the Distribution Date. The escrow agreement shall provide that, simultaneously with such transfer to Parent of such funds, the Escrow Agent shall (I) transfer to Purchaser the excess, if any, of the amount deposited by Purchaser (including any interest earned) over the Section 6.1(d) Amount; (II) transfer and deliver to Purchaser the number of shares of Class A Common Stock equal to the Section 6.1(d) Amount divided by $20.90 (together with such executed stock powers effecting the transfer to Purchaser of such number of shares of Class A Common Stock); and (III) deliver to Parent the remainder of the shares of Class A Common Stock, if any, not transferred and delivered to Purchaser in accordance with clause II above. The escrow agreement shall further provide for the return to Purchaser of the funds deposited (plus any interest earned thereon) and the return to Parent of the shares of Class A Common Stock deposited, if the Escrow Notice has not been given within 60 days after the date of the Escrow Request referred to in the first sentence of this Section 6.1(d).
6.2     Option to Purchase Class A Common Stock.
(a)     The Purchaser shall have the option
(the "Option") to purchase from Parent, and Parent shall sell to the Purchaser, the number of shares of Class A Common Stock set forth in the Option Notice (the "Option Shares"), at a purchase price per share of $20.90, provided that the number of Option Shares shall not exceed 3,588,517 shares of Class A Common Stock. No later than the fifth business day following receipt of the Additional Purchase Notice, the Escrow Notice or the Termination Notice, as the case may be, the Purchaser shall deliver written notice to Parent (the "Option Notice"), which shall state the number of shares of Class A Common Stock in respect of which the Option is being exercised or, subject to Section 6.2(b), if none, that the Purchaser elects not to exercise the Option.
(b)     If RTZA has not acquired any 6.55%
Notes pursuant to the terms hereof, and Parent has previously delivered the Termination Notice, the Purchaser shall, in the Option Notice, exercise the Option to purchase 3,588,517 shares of Class A Common Stock at a purchase price per share of $20.90 in accordance with this Article 6.
- -17
6.3     Purchase of Additional Shares and Option
Shares.
(a)     Upon the terms and subject to the
conditions of this Agreement, the closings of the transactions contemplated by Section 6.1 and Section 6.2 (each, an "Additional Stock Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, commencing at 10:00 a.m. (New York local time), in the case of the purchase of the Additional Shares, on the date specified in the Additional Purchase Notice or the Escrow Notice in accordance with Section 6.1(a) and, in the case of the purchase of the Option Shares, on the third business day following the delivery of the Option Notice or, in either case, at such other time and/or place and/or on such other dates as the parties may mutually agree (each, an "Additional Stock Closing Date"). No later than 2 business days prior to an Additional Stock Closing Date, Parent shall provide written notice to the Purchaser and the Escrow Agent specifying the accounts to which payment shall be made on such Additional Stock Closing Date.
(b)     At an Additional Stock Closing (i)
Parent shall deliver, or cause to be delivered, to the Purchaser the certificates representing the number of shares of Class A Common Stock purchased in accordance with Section 6.1 and/or
Section 6.2, as the case may be, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all necessary transfer tax and other documentary stamps affixed thereto, (ii) the Purchaser shall pay, or cause to be paid, to Parent in consideration for the shares being purchased, by wire transfer of immediately available funds, the aggregate purchase price equal to the sum of (x) subject to the provisions of Section 6.1(b), the product of $20.90 times the number of Additional Shares, if any, plus (y) the product of $20.90 times the number of Option Shares, if any, and (iii) the parties hereto shall execute and deliver such certificates, documents and instruments as may be required to be executed or delivered pursuant to the terms hereof.
7.      Spin-Off and Merger.
(a) As promptly as it deems practicable after the latest to occur of the 6.55% Redemption Date, the ABC Redemption Date and (if (i) an Option Notice pursuant to which the Purchaser elects to purchase shares, or (ii) an Additional Purchase Notice or Escrow Notice, in either case, has been delivered in accordance with Article 6) the final Additional Stock Closing, to the extent not otherwise prohibited by applicable Law or regulation or a judgment, injunction, order or decree of a proper governmental or regulatory authority of competent jurisdiction, Parent shall declare the record date for the Spin-Off, which shall also be the date on which the shares of Class B Common Stock will be distributed to holders of Parent Common Stock (the "Distribution Date"); provided that,

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
(i)     if Parent requests RTZA to commence the
Tender Offer and RTZA acquires any 6.55% Notes in connection with the Tender Offer, then Parent shall delay the Declaration Date a reasonable period of time
(it being agreed that a delay of 60 business days is reasonable for purposes of this Section 7(a)(i)),
(ii)    if the Purchaser elects not to exercise
the Option with respect to all 3,588,517 shares of Class A Common Stock, or if Parent otherwise wishes to sell shares of Class A Common Stock prior to the Spin-
Off, then Parent may delay the Declaration Date a reasonable period of time in order to permit it to sell any Class A Common Stock that it desires to sell, and
(iii) prior to the Spin-Off, Parent shall have received satisfactory confirmation that the nonrecognition provisions of Code Section 355(a)(1) and (c) shall apply, such that no gain or loss shall be recognized to Parent or its shareholders, other than as a result of Code Section 367(e).
(b)     In accordance with the terms of the
Consent Solicitation Statement, no later than the business day immediately preceding the Distribution Date, the Company and Facilitating Company will file a certificate of merger with the Secretary of State of the State of Delaware, which certificate will state that the Merger shall become effective upon the filing thereof with the Secretary of State of the State of Delaware, and make all other filings or recordings required by Delaware Law in connection with the Merger.
8.      Representations and Warranties.
8.1 Representations and Warranties of Parent and the Company
.  Parent severally with respect to
representations and warranties as to Parent and its subsidiaries and Affiliates (other than the Company and its direct and indirect subsidiaries), and the Company severally with respect to representations and warranties as to the Company and its direct and indirect subsidiaries, represent and warrant to RTZ, RTZA and the Purchaser as follows:
8.1.1   Organization and Qualifications
. Each of Parent, the Company and their respective material subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted. Each of Parent, the Company and their respective material subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or properties owned or leased or the nature of its activities makes

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
such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Parent Material Adverse Effect or a Company Material Adverse Effect.
8.1.2   Capitalization.
(a)     Schedule 8.1.2 sets forth the
authorized capital stock of each of Parent and the Company and the number of outstanding shares of capital stock of each of Parent and the Company as of April 30, 1995. All of the outstanding shares of capital stock of each of Parent and the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 8.1.2, there are no shares of capital stock of either Parent or the Company authorized, issued or outstanding, and except as set forth on
Schedule 8.1.2., there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or Parent obligating the Company or Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or to make any payments based upon the value of, shares of capital stock or other securities of the Company or Parent or obligating the Company or Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which either Parent or the Company is a party with respect to the voting of capital stock of Parent or the Company. Parent and the Company have furnished to the Purchaser and RTZA all agreements, commitments and understandings to which any of Parent, the Company or their respective subsidiaries is a party and which relate to the capital stock of Parent, the Company or any of their respective subsidiaries.
(b)     The shares of Class A Common
Stock purchased by the Purchaser at the Stock Closing, the shares of Class A Common Stock purchased by the Purchaser at an Additional Stock Closing, if any, the shares of Parent Common Stock issued to RTZA upon conversion of the 6.55% Notes, if any, and the shares of Class B Common Stock, if any, received by RTZA in the Spin-Off, will have been duly authorized and, upon the issuance thereof, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The issuance to the Purchaser of the shares of Class A Common Stock at the Stock Closing, the issuance to the Purchaser of the shares of Class A Common Stock at an Additional Stock Closing, if any, the issuance to RTZA of the shares of Parent Common Stock upon conversion of the 6.55% Notes, if any, and the distribution of the shares of Class B Common Stock, if any, to RTZA in the Spin-Off, is not and will not be subject to preemptive rights of any Person.

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
8.1.3   Authority.
(a)     Each of Parent and the Company
has the requisite corporate power and authority to enter into this Agreement and the Related Agreements to which either Parent or the Company is or will be a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which either Parent or the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by each of Parent's and the Company's Board of Directors and, except as set forth on Schedule 8.1.3, no other corporate proceedings on the part of Parent or the Company are necessary to authorize this Agreement or the Related Agreements to which either of them is or will be a party or the transactions contemplated hereby and thereby, except for the approval of stockholders specified in paragraphs (b) and (c) of this Section 8.1.3, which have been obtained. This Agreement has been, and the Related Agreements, when executed and delivered by each of Parent and the Company pursuant to Article 2 hereof, will be, duly and validly executed and delivered by each of Parent and the Company, respectively. This Agreement constitutes, and the Related Agreements, when executed and delivered by each of Parent and the Company pursuant to Article 2 hereof, will constitute, a valid and binding agreement of Parent and the Company, respectively, enforceable against Parent and the Company, respectively, in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, moratorium and other Laws affecting the enforcement of creditors' rights generally and subject to general equitable principles.
(b)     Each of the New Certificate of
Incorporation and the New By-laws has been approved by the Board of Directors of the Company and the New Certificate of Incorporation has been approved by the stockholders of the Company; and no other corporate proceedings on the part of the Company are necessary to authorize and adopt the New Certificate of Incorporation or the New By-laws.
(c)     The Merger Agreement has been
approved by the Board of Directors of each of Parent, the Company and Facilitating Company and the stockholders of the Company and Facilitating Company; and no other corporate proceedings on the part of Parent, the Company or Facilitating Company are necessary to authorize and consummate the transactions contemplated thereby.
(d)     The Spin-Off has been approved
by the Board of Directors of Parent; and, except as set forth on
Schedule 8.1.3, no other corporate proceedings on the part of Parent or the Company are necessary to authorize and consummate the transactions contemplated thereby.

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
(e)     To the extent the transactions
contemplated by this Agreement result in RTZ or its Affiliates becoming an "interested stockholder" (as defined in DGCL 203) of Parent or the Company, the Board of Directors of Parent and the Company, respectively, have approved the transactions contemplated by this Agreement for purposes of DGCL 203. To the extent the transactions contemplated by this Agreement result in RTZ or its Affiliates becoming an "Interested Party" (as defined in the New Certificate of Incorporation), the Board of Directors has approved the transactions contemplated by this Agreement for purposes of paragraph (a) of Article SEVENTH of the New Certificate of Incorporation. The Board of Directors of each of Parent and the Company have approved, for purposes of such 203 and Article SEVENTH, any subsequent acquisitions in one or more transactions by RTZ or its Affiliates of shares of Company Common Stock or warrants, options or other rights to purchase shares of Company Common Stock, or securities convertible into or exchangeable for shares of Company Common Stock, provided that as a result of such acquisitions the shares of Company Common Stock beneficially owned by RTZ and its Affiliates does not equal or exceed the number of Majority Shares.
8.1.4   Title
. Parent has good and valid title to any shares of Class B Common Stock beneficially owned by it which shall be exchanged pursuant to Section 9.2.2, and has good and valid title to the shares of Class B Common Stock beneficially owned by it which shall be distributed to RTZA in the Spin-Off, in each case, free and clear of all liens, encumbrances, equities or adverse claims. Parent shall have good and valid title to the shares of Class A Common Stock received upon the exchange pursuant to Section 9.2.2 and sold to the Purchaser pursuant to Article 3 and/or Article 6 hereof, free and clear of all liens, encumbrances, equities or adverse claims.
8.1.5   Compliance with Other Instruments
. Neither Parent, the Company nor any of their respective material subsidiaries is in violation of any term of its certificate of incorporation or by-laws, as in effect on the date hereof. None of the execution, delivery and performance of this Agreement or any Related Agreement to which Parent, the Company or any of their respective subsidiaries is a party or any of the transactions contemplated hereby or thereby, does or will, with or without the passage of time or the giving of notice or both, (i) violate, conflict with, or result in a breach of, or default under, any agreement, obligation or commitment to which Parent, the Company or any of their respective subsidiaries is a party or by which Parent, the Company or any of their respective subsidiaries is bound, (ii) assuming the transfers, consents, licenses, approvals, waivers, expirations of waiting periods, authorizations, declarations and filings, if any, set forth in
Schedule 8.1.6 are obtained or made, violate any provision of any applicable Law or Permit to which Parent, the Company or any of their respective subsidiaries is subject, (iii) violate any order, judgment or decree applicable to Parent, the Company or any of their respective subsidiaries, (iv) conflict with, or result in a breach of, or default under, any term of Parent's, the Company's or any of their respective

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
material subsidiaries' certificate of
incorporation or by-laws in effect on the date hereof or the New Certificate of Incorporation or New By-laws, or (v) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of Parent, the Company or any of their respective subsidiaries except, in the case of clauses
(i), (ii), (iii) and (v), for any such items which, individually or in the aggregate, would not reasonably be expected (x) to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect, (y) to materially impair the ability of the Company or Parent to consummate the transactions contemplated by this Agreement or the Related Agreements, or (z) to materially impair the ability of RTZ, RTZA or the Purchaser to receive the benefits of the transactions contemplated by this Agreement or the Related Agreements.
8.1.6   Consents
. Except as set forth on Schedule 8.1.6, no transfer, consent, license, approval, waiver, expiration of waiting period, authorization or declaration of, and no filing or registration with, any governmental or regulatory authority or other third party is required to be obtained or made by Parent, the Company or any of their respective subsidiaries in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby, other than such other transfers, consents, licenses, approvals, waivers, expirations of waiting periods, authorizations, declarations or filings, which if not obtained or made, individually or in the aggregate, would not reasonably be expected (x) to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect, (y) to materially impair the ability of the Company or Parent to consummate the transactions contemplated by this Agreement or the Related Agreements, or (z) to materially impair the ability of RTZ, RTZA or the Purchaser to receive the benefits of the transactions contemplated by this Agreement or the Related Agreements.
8.1.7   Actions Pending
. There is no action, suit, investigation or proceeding pending or (to the knowledge of Parent or the Company) threatened against Parent, the Company or any of their respective subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental or regulatory authority, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to enjoin or invalidate, this Agreement or any Related Agreement or any action taken or to be taken pursuant hereto or thereto, or which has had or is reasonably likely to have or result in a Parent Material Adverse Effect or Company Material Adverse Effect, and neither Parent, the Company nor any of their respective subsidiaries is in default in any material respect with respect to any material judgment, order, writ, injunction, decree or award.

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
8.1.8   SEC Reports.
(a)     Each of Parent and the Company
has filed all registration statements, proxy statements, annual and quarterly reports and other documents required to be filed by it under the Securities Act or Exchange Act since December 31, 1992. Each of the Parent and the Company has delivered to the Purchaser and RTZA its Annual Reports on Form 10-K for the year ended December 31, 1994, and all registration statements, proxy statements, consent solicitation statements and reports under the Securities Act or Exchange Act filed by the Company after such date, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report complied as to form in all material respects with the requirements of its respective report form and on the date of filing did not, and any registration statement, report, proxy statement or information statement filed by Parent or the Company with the SEC prior to the Distribution Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)     Except as otherwise disclosed
in the SEC Reports (i) there are no material agreements, obligations or commitments among any of Parent, the Company or any of their respective subsidiaries, Affiliates or stockholders, (ii) Parent, Company and their respective subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment and human health, and are in compliance with all other applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to equal employment opportunity, employee safety and health and welfare, except, in either case, where the failure to comply, individually or in the aggregate, has not had or would not reasonably be expected to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect and (iii) there are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of Parent or the Company, threatened, against Parent, the Company or any of their respective subsidiaries that are based on or related to any material environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that Parent or the Company has reason to believe are likely to give rise to any material liability or other material obligations of Parent, the Company or any of their respective subsidiaries under any environmental laws.
(c)     With respect solely to
information describing Parent and the Company, at the time the
Schedule 14D-1 (and any amendment thereto) is filed, if ever, the
Schedule 14D-1 (or any amendment thereto) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

- -24
necessary to make the statements
made therein, in light of the circumstances under which they were made, not misleading, provided that Parent and the Company shall have given their prior written consent to any such description prior to the filing of the Schedule 14D-1 (or any amendment thereto).
8.1.9   Financial Statements.
  The financial statements of Parent and
the Company (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations and changes in stockholders' equity of Parent and the Company, respectively, as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect), and neither Parent nor the Company has any material Liabilities not reflected in Parent's or the Company's balance sheet as of December 31, 1994, included in the SEC Reports, other than any such liabilities incurred in the ordinary course of business since December 31, 1994 or as set forth on Schedule 8.1.9. Except as otherwise contemplated by this Agreement, any Related Agreement, any Affiliate Agreement or the Consent Solicitation Statement, since December 31, 1994, each of Parent, the Company and their respective subsidiaries have operated their respective businesses only in the ordinary course and there has been no event or events which, individually or in the aggregate, have had or would reasonably be expected to have or result in a Parent Material Adverse Effect or a Company Material Adverse Effect.
8.1.10  Compliance with Laws; Permits.
  Except as set forth on Schedule 8.1.10,
each of Parent, the Company and their respective subsidiaries is in compliance with all Laws, except where noncompliance, individually or in the aggregate, has not had or would not reasonably be expected to have or result in a Parent Material Adverse Effect or a Company Material Adverse Effect. Except as set forth on Schedule 8.1.10, none of Parent, the Company or any of their respective subsidiaries has received any notice of any alleged violation of Law applicable to it or any of their respective Affiliates from a governmental or regulatory authority of proper jurisdiction, or any formal notice of any alleged violation of Law applicable to it or any of their respective Affiliates from any other Person, other than any alleged violation, which if proven, would not reasonably be expected to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect. Except as set forth on Schedule 8.1.10, each of Parent, the Company and their respective subsidiaries has all Permits required for the conduct of its business as presently conducted and the ownership, maintenance or operation of its properties and assets ("Material Permits," which shall not include any such Permits, the failure of which to have, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect). All of such Material Permits are valid and in full

- -25
force and effect.  The holder of each
Permit has duly performed and is in compliance with all of its obligations under such Permits, except to the extent that noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect or a Parent Material Adverse Effect. No event has occurred with respect to the Material Permits which allows, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof or would result in any other material impairment of the rights of the holder thereof in and under any of the Material Permits, and no terminations thereof or proceedings to suspend, limit, revoke or terminate any Material Permit (to the knowledge of Parent or the Company) have been threatened.
8.1.11  Books and Records.
  All the books, records and accounts of
Parent, the Company and their respective subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and all Laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described.
8.1.12  Financial Advisors and Brokers.
  Other than PaineWebber Incorporated,
whose fees and expenses will be paid by Parent, none of Parent, the Company or any of their respective subsidiaries has employed any investment banker, broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finders' fees or similar payment in connection with the transactions contemplated hereby.
8.1.13  Accuracy of Information.
  All documents delivered by or on behalf
of Parent, the Company or their respective subsidiaries in connection with this Agreement are true and correct in all material respects. To the best of the knowledge of Parent and the Company, neither this Agreement nor any Related Agreement nor any certificate, information, documents or other written disclosure document referred to herein or furnished to RTZ or any of its Affiliates pursuant to this Agreement or any Related Agreement or in connection with the transactions contemplated hereby or thereby contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. To the best knowledge of Parent and the Company, there is no fact that has not been disclosed to RTZ that could reasonably be expected to impair the ability of Parent, the Company or their respective subsidiaries to perform this Agreement or any Related Agreement and the transactions contemplated hereby and thereby or to materially impair the ability of RTZ, RTZA or the Purchaser to receive the benefits of the transactions contemplated by this Agreement or the Related Agreements.
8.1.14  Consolidated Group.
  For federal income tax purposes, the
Company is not and will not be a member of a consolidated return group of

- -26
which Parent is a member in the tax year in which the Spin-Off occurs. Except as set forth on Schedule 8.1.14, which exceptions relate to (i) consolidated, combined or unitary return positions required on audit or other administrative review, or (ii) in the case of returns as filed in which Parent has reported the foreign metals business as a separate line of business, for state and local income tax purposes, the Company is not and will not be a member of a consolidated or combined or unitary return group of which Parent is a member in the tax year in which the Spin-Off occurs.
8.1.15  Tax Sharing Agreement.
  Except (i) as set forth on Schedule
8.1.15, which exceptions pertain solely to continuing obligations with respect to years prior to the year in which the Spin-Off occurs or (ii) with respect to the provisions of the Distribution Agreement, as described in Exhibit 8.1.15, neither the Company nor any of its subsidiaries is a party to, and neither has any rights or obligations under, any tax sharing agreement or arrangement or similar understanding to which Parent is a member or to any contract which would otherwise subject the Company or any of its subsidiaries to any liability for taxes (including interest and penalties) of Parent or any of its Affiliates (other than the Company and its subsidiaries).
8.2     Representations and Warranties of RTZ, the
Purchaser and RTZA.
  Each of RTZ, the Purchaser and RTZA represents and warrants to Parent and the Company as follows:
8.2.1   Organization.
  Each of RTZ, RTZA and the Purchaser is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.
8.2.2   Authority.
  Each of RTZ, the Purchaser and RTZA has
the requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder.
The execution and delivery of this Agreement and the Related Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by each of RTZ's, the Purchaser's and RTZA's Board of Directors and no other corporate proceedings on the part of RTZ, the Purchaser or RTZA are necessary to authorize this Agreement or the Related Agreements to which it is or will be a party or the transactions contemplated hereby and thereby. This Agreement has been, and the Related Agreements, when executed and delivered by each of RTZ, the Purchaser and RTZA, as the case may be, pursuant to Article 2 hereof, will be, duly and validly executed and delivered by each of RTZ, the Purchaser and RTZA, respectively. This Agreement constitutes, and the Related Agreements, when executed and delivered by each of RTZ, the Purchaser and RTZA, as the case may be, pursuant to Article 2 hereof, will constitute, a valid and binding agreement of each of RTZ, the Purchaser and RTZA, respectively, enforceable

- -27
against RTZ, the Purchaser and RTZA,
respectively, in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, moratorium and other Laws affecting the enforcement of creditors' rights generally and subject to general equitable principles.
8.2.3   Compliance with Other Instruments.
  None of the execution, delivery and
performance of this Agreement or any Related Agreement to which RTZ, RTZA or the Purchaser or any of their respective subsidiaries is a party or any of the transactions contemplated hereby or thereby, does or will, with or without the passage of time or the giving of notice or both, (i) violate, conflict with, or result in a breach of, or default under, any agreement, obligation or commitment to which RTZ, RTZA or the Purchaser or any of their respective subsidiaries is a party or by which RTZ, RTZA or the Purchaser or any of their respective subsidiaries is bound, (ii) assuming the transfers, consents, licenses, approvals, waivers, expirations of waiting periods, authorizations, declarations and filings, if any, set forth in Schedule 8.2.4 are obtained or made, violate any provision of any applicable Law or Permit to which RTZ, RTZA or the Purchaser or any of their respective subsidiaries is subject, (iii) violate any order, judgment, or decree applicable to RTZ, RTZA or the Purchaser or any of their respective subsidiaries, or (iv) conflict with, or result in a breach of or default under, any term of RTZ's, RTZA's or the Purchaser's or any of their respective material subsidiaries' constituent documents in effect on the date hereof, except, in the case of clause (i), (ii) or (iii), for any such items which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of RTZ, RTZA or the Purchaser to consummate the transactions contemplated by this Agreement or the Related Agreements.
8.2.4   Consents.
  Except as set forth on Schedule 8.2.4,
no transfer, consent, license, approval, waiver, expiration of waiting period, authorization or declaration of, and no filing or registration with, any governmental or regulatory authority is required to be obtained or made by RTZ, the Purchaser or RTZA in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the transactions contemplated hereby or thereby, other than such other transfers, consents, licenses, approvals, waivers, expirations of waiting periods, authorizations, declarations or filings, which if not obtained or made, individually or in the aggregate, would not reasonably be expected to materially impair the ability of RTZ, RTZA or the Purchaser to consummate the transactions contemplated by this Agreement or the Related Agreements.
8.2.5   Actions Pending.
  There is no action, suit, investigation
or proceeding pending or (to the knowledge of RTZ, the Purchaser or RTZA) threatened against RTZ, the Purchaser or RTZA or any of their respective subsidiaries by or before any court, arbitrator or governmental or regulatory authority, department, commission, board, bureau, agency or instrumentality, which questions the

- -28
validity or enforceability of, or seeks to enjoin or invalidate, this Agreement or any Related Agreement or any action taken or to be taken pursuant hereto or thereto.
8.2.6   Investment Representations.
  The Purchaser is acquiring the shares of Class A Common Stock pursuant to this Agreement for its own account, solely for investment purposes and not with a view to, or for resale in connection with, the distribution thereof in violation of federal or applicable state securities laws.
8.2.7   Financial Advisors and Brokers.
  Other than Lehman Brothers, Inc., whose
fees and expenses will be paid by RTZ, RTZA and/or the Purchaser, neither the Purchaser nor RTZA has employed any investment banker, broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finders' fees or similar payment in connection with the transactions contemplated hereby.
8.2.8   Ownership of Securities of Parent
and the Company.
  As of the date of this Agreement, RTZ,
RTZA, the Purchaser and their respective Affiliates do not together own more than 1% of the outstanding capital stock of Parent or of the Company.
8.2.9   Accuracy of Information.
  To the best of the knowledge of RTZ,
RTZA and the Purchaser, no representation or warranty of RTZ, RTZA or the Purchaser contained in this Agreement, any Related Agreement or in any Schedule or Exhibit hereto or thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.
9.      Covenants.
9.1     Covenants of All Parties.
  Each of the parties hereto covenants and agrees as follows:
9.1.1   Cooperation.
  The parties hereto shall use their
respective reasonable efforts, and shall cooperate with each other, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to cause the conditions set forth in Article 10 to be satisfied and to cause the consummation of the transactions contemplated by this Agreement and the Related Agreements in accordance with the terms and conditions hereof and thereof.
9.1.2   Breach of Representations and
Warranties.
  None of the parties hereto will
knowingly or voluntarily take any action which would cause or constitute a material breach of any of the representations or warranties set forth in Article 8 hereof, or which would cause any of such respective representations and

- -29
warranties to be materially inaccurate.
Each of the parties will, in the event of, and promptly after becoming aware of the occurrence of, or the pending or threatened occurrence of, such a material breach or inaccuracy, notify the other parties of such breach or inaccuracy in reasonable detail and will use its reasonable efforts to prevent or promptly remedy such breach or inaccuracy.
9.1.3   Communications with Regulators.
(a)     With respect to the
transactions contemplated by this Agreement and the Related Agreements, but except with respect to the IRS, each of Parent and the Company on the one hand, and each of the Purchaser and RTZA, on the other hand, shall notify the other parties promptly of the receipt by it of any comments from the SEC, the NYSE or any other governmental or regulatory authority (other than the IRS) or their respective staffs and of any request by the SEC, the NYSE or any other governmental or regulatory authority (other than the IRS) for amendments or supplements to any filings made by or on behalf of it or for additional information and will supply the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC, the NYSE or any other governmental or regulatory authority (other than the IRS) or the members of their respective staffs or any other governmental officials (other than the IRS), on the other hand, with respect to any filings made by or on behalf of it.
(b)     Each of Parent and the Company
(i) shall notify RTZA promptly of the receipt by Parent or the Company of any comments from the IRS or its staff regarding the Spin-Off and of any request by the IRS for amendments or supplements to the Spin-Off Private Letter Ruling or for additional information, (ii) shall supply RTZA with draft copies of all written correspondence from it or its representatives in sufficient time so as to give RTZA and its representatives an opportunity to comment on such correspondence, shall consider all such comments in good faith and, in particular, shall not make any representations about RTZ or its Affiliates without RTZ's written consent, (iii) shall supply RTZA with copies of all correspondence between it and its representatives, on the one hand, and the IRS or the members of its staff or any other governmental officials, on the other hand, with respect to the Spin-Off Private Letter Ruling, and (iv) shall advise RTZA of any proposed meetings (including telephonic conferences) with the IRS in advance thereof and permit, to the extent practicable, determined in Parent's or the Company's good faith judgment, as the case may be, a representative of RTZA to attend such meetings (including telephonic conferences) and to participate therein to the extent such meetings discuss RTZ or any of its Affiliates; provided, however, to the extent that it is not practicable for RTZA to attend any such meetings, Parent or Company, as the case may be, shall promptly notify RTZA of the content of such meetings (including telephonic conferences).

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
9.1.4   Affiliate Agreements.
  Each of Parent and the Company shall
take, or cause to be taken, all actions and do, or cause to be done, all things, and shall cause their respective Affiliates to take, or cause to be taken, all actions and do, or cause to be done, all things, necessary or appropriate pursuant to any agreement between Parent, the Company or any of their respective Affiliates, on the one hand, and RTZ, the Purchaser, RTZA or any of their respective Affiliates, on the other hand (collectively, the "Affiliate Agreements"), and each of RTZ, the Purchaser and RTZA shall take, or cause to be taken, all actions and do, or cause to be done all things, and shall cause their respective Affiliates to take, or cause to be taken, all actions and do, or cause to be done, all things, necessary or appropriate pursuant to any Affiliate Agreements.
9.1.5   Certain Specified Actions.
  Each of Parent, Company, RTZ, RTZA and
the Purchaser shall not take any of the actions specified on
Schedule 9.1.5 during the periods specified therein.
9.2     Covenants of Parent and the Company.
  In addition to the covenants and agreements in
Section 9.1 hereof, each of Parent and the Company covenants and agrees as follows:
9.2.1   Conduct of Business Pending the
Spin-Off.
  Except as otherwise contemplated by this Agreement, the Consent Solicitation Statement or any Affiliate Agreement or as specified in Schedule 9.2.1, from and after the date hereof and prior to completion of the Spin-Off, neither Parent nor the Company shall, without the prior written consent of the Purchaser and RTZA, enter into any transaction, contract, agreement, commitment, plan or arrangement which would reasonably be expected to have or result in a Parent Material Adverse Effect or a Company Material Adverse Effect or would materially impair or materially adversely affect the ability of Parent, the Company or any of their respective Affiliates or the Purchaser, RTZA or any of their respective Affiliates to consummate the transactions contemplated by this Agreement, the Consent Solicitation Statement or any Affiliate Agreement or would reasonably be expected to materially impair the ability of RTZ, RTZA or the Purchaser to receive the benefits of the transactions contemplated by this Agreement or any Affiliate Agreement (including any transaction, contract, agreement, commitment, plan, arrangement or other action which might impair or adversely affect the Spin-Off Private Letter Ruling). As of the date of the Spin-Off, the representations referred to in Exhibit 8.1.15 shall be reaffirmed between Parent and the Company pursuant to the Distribution Agreement.
Subsequent to the completion of the Spin-Off, neither Parent nor the Company shall, without the prior written consent of RTZA, take any prohibited actions described in Exhibit 8.1.15. Notwithstanding anything to the contrary contained in this Section 9.2.1, Parent and the Company shall have the right to take any action described in this Section 9.2.1 (including activities described in Exhibit 8.1.15) if they first obtain either a

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
supplemental private letter ruling from
the IRS or an opinion of nationally recognized tax counsel, reasonably satisfactory to RTZ, that such action shall not adversely affect the tax-free nature of the Spin-Off or the ability of Parent to rely on the Spin-Off Private Letter Ruling.
9.2.2   Exchange of Shares.
  On or prior to the Stock Closing Date
and each Additional Stock Closing Date, the Company shall issue and deliver to Parent, in exchange for shares of Class B Common Stock owned by Parent, a sufficient number of shares of Class A Common Stock to permit Parent to consummate the applicable transactions on such closing date as contemplated by Article 3 or
Article 6 hereof, as the case may be.
9.2.3   Certain Arrangements Following the
Spin-Off.
  As promptly as practicable after the
date hereof, Parent and the Company shall enter into (i) a Benefit Allocation Agreement containing substantially the same terms set forth in Exhibit C and (ii) a Transition Management Services Agreement containing substantially the same terms set forth in Exhibit D.
9.3     Covenants of Parent.
  In addition to the covenants and agreements in
Section 9.1 and 9.2 hereof, Parent covenants and agrees as follows:
9.3.1   Minimum Price of Sales.
  From and after the date hereof and prior to completion of the Spin-Off, without the prior written consent of RTZ, Parent shall not sell, transfer, assign, exchange or otherwise dispose of any shares of Class A Common Stock or Class B Common Stock owned by it, or grant any option or right to purchase such shares or any legal or beneficial interest therein for a purchase price per share of less than $20.90.
9.4     Covenants of the Company.
  In addition to the covenants and agreements set forth in Section 9.1 and 9.2, the Company covenants and agrees as follows:
9.4.1   Right to Nominate Directors.
  After completion of the Purchaser's
purchase of Class A Common Shares pursuant to Article 3, the Purchaser and RTZA will have the right to nominate for submission to the Company's stockholders at stockholders' meetings or in connection with any consent solicitation for the election of directors, the number of directors (rounded to the nearest whole number) (which nominees may be nominees for Class A Directors or Class B Directors) which is proportionately equal to the aggregate percentage ownership of the Purchaser and RTZA of all outstanding shares of Class A Common Stock and Class B Common Stock; provided, that the percentage that the number of Class B Directors nominated by the Purchaser and RTZA bears to the total number of Class B Directors shall not exceed the

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
percentage that the number of shares of
Class B Common Stock owned by the Purchaser and RTZA bears to the total number of outstanding shares of Class B Common Stock (rounded down to the nearest whole number). The Company shall include the directors nominated pursuant to the foregoing sentence in the directors recommended by management, and shall not take any actions which may be inconsistent with, conflict with, or otherwise hinder, the election of such individuals. No later than the earlier of 60 days after the Distribution Date or January 2, 1996, the Company shall appoint the number of persons nominated by the Purchaser and RTZA in accordance with the foregoing sentence as interim directors to take office until the next stockholders' meeting or consent solicitation for the election of directors. Notwithstanding anything contained herein to the contrary, (i) if the number of directors of the Company is less than ten, the Purchaser and RTZA will have the right to so nominate for submission to the Company's stockholders, no less than one Class A Director, provided that the Purchaser continues to hold substantially all the shares of Class A Common Stock purchased hereunder, and (ii) if at any time the Company shall no longer be subject to the reporting requirements of the Exchange Act, the Company shall cause the directors nominated by the Purchaser and RTZA in accordance with this Section 9.4.1 to be elected as directors.
9.5     Covenants of RTZ, RTZA and the Purchaser.
  In addition to the covenants and agreements set forth in Section 9.1, RTZA covenants and agrees as follows:
9.5.1   Lack of Certain Stock Ownership.
  Except as a result of the transactions
described in this Agreement, RTZ, RTZA, the Purchaser and their Affiliates will not acquire any shares of $4.375 Parent Preferred Stock, Parent Common Stock or Company Voting Stock at any point during the period from and including the date hereof to and including the Distribution Date.
9.5.2   Certain Specified Actions.
  Each of RTZ, RTZA and the Purchaser
shall not take any of the actions specified on Schedule 9.5.2 during the periods specified therein.
9.6     Additional Covenants.
9.6.1   Future Acquisitions.
  RTZ and its Affiliates will not be
directly or indirectly restricted from future acquisitions of shares of Company Voting Stock, except that approval of the Company Board of Directors will be required for RTZ or its Affiliates, alone or acting in concert with others, to acquire beneficial ownership of shares of Company Voting Stock equal to the Majority Shares. Without limiting the generality of the foregoing, the Board of Directors of each of Parent and the Company hereby agree that if the Company adopts a "rights plan," "poison pill" or other plan or arrangement which provides for the distribution to its shareholders, by way of dividend or

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
otherwise, of shares of capital stock of the Company, warrants, options or other rights to purchase shares of capital stock of the Company, or securities convertible into or exchangeable for shares of capital stock of the Company, upon the occurrence of specified events, then any transactions between the Company and any of its Affiliates, on the one hand, and RTZ and any of its Affiliates, on the other hand, and any transactions by RTZ or its Affiliates relating to shares of the capital stock of the Company, or warrants, options or other rights to purchase shares of capital stock of the Company, or securities convertible into or exchangeable for shares of capital stock of the Company shall be excluded from such specified events, unless such transactions result in the acquisition by RTZ and its Affiliates of beneficial ownership of shares of Company Voting Stock equal to the Majority Shares.
9.6.2   Voting.
  RTZ, RTZA and the Purchaser agree that
if at any time, and for so long as, RTZ, RTZA, the Purchaser or their Affiliates beneficially own, in the aggregate, more than 5% of the outstanding shares of Company Voting Stock, and directors nominated pursuant to Section 9.4.1 (or replacements therefor) continue to serve as directors of the Company, RTZ, RTZA and the Purchaser (i) shall cause all such Company Voting Stock as of the record date of each stockholder meeting or consent of stockholders of the Company to be represented, in person or by proxy, at each such meeting or in such consent, and (ii) shall, with respect to any action at any stockholder meeting or by consent of the stockholders of the Company which action relates solely to the electing of directors, cause all such Company Voting Stock to be voted at each such meeting or by such consent for election of the slate of directors as affirmatively recommended by a majority of the Board of Directors of the Company, which will include the nominees of the Purchaser and RTZA pursuant to Section 9.4.1 hereof.
10.     Conditions to Stock Closings.
10.1    Conditions to Stock Closing.
10.1.1  Conditions to the Obligations of
All Parties.
  The obligations of each of the parties
hereto to consummate the Stock Closing shall be subject to the satisfaction (or waiver by each of the parties hereto) at or prior to the Stock Closing of each of the following conditions:
(a)     The consummation of the Stock
Closing and the consummation of the other transactions contemplated by this Agreement or any Affiliate Agreement shall not be prohibited by any order or injunction of a United States federal or state court of competent jurisdiction, or other governmental or regulatory authority of competent jurisdiction of the United States, the United Kingdom, Indonesia, or Spain, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Stock Closing or the other transactions

- -34
contemplated by this Agreement or
any Affiliate Agreement by any United States federal or state government or governmental agency or other governmental or regulatory authority of competent jurisdiction of the United States, the United Kingdom, Indonesia, or Spain, that makes consummation of the Stock Closing or such transactions illegal.
(b)     Each other party and its
Affiliates shall have complied in all material respects with its agreements and covenants contained herein or in any Affiliate Agreement to be performed on or prior to the Stock Closing, and all representations and warranties of each other party and its Affiliates contained herein or in any Affiliate Agreement shall be true and correct in all material respects on and as of the Stock Closing with the same effect as though made on and as of the Stock Closing Date.
(c)     All consents, approvals,
authorizations, exemptions and waivers from governmental agencies as specified in Schedules 8.1.6 and 8.2.4 and required to consummate the transactions contemplated by this Agreement and any Affiliate Agreement shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such sale or render such sale illegal).
10.1.2  Conditions to Obligations of the
Purchaser.
  The obligations of the Purchaser to
consummate the Stock Closing shall be subject to the satisfaction (or waiver by the Purchaser) of each of the following additional conditions:
(a)     The Purchaser shall have
received the opinion of Davis Polk & Wardwell, counsel for Parent and the Company, in form and substance reasonably requested by Purchaser.
(b)     Each of Parent and the Company
shall have delivered to the Purchaser a certificate of the President and the chief financial officer of each of Parent and the Company, dated the Stock Closing Date, satisfactory in form and substance to the Purchaser and its counsel, certifying that
(i) each of Parent and the Company has complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Stock Closing, and (ii) all representations and warranties of Parent and the Company set forth in Article 8 hereof are true and correct in all material respects on and as of the Stock Closing with the same effect as though made on and as of the Stock Closing Date.
(c)     Each of Parent and the Company
shall have delivered to the Purchaser resolutions of the Board of Directors of Parent and the Company, respectively, duly certified by the Secretary of Parent and the Company, respectively, authorizing and approving the transactions contemplated hereby.

- -35

(d)     No event shall have occurred
or be threatened which is reasonably likely to make impossible or impracticable the satisfaction of any express condition to the effectiveness of or closing under any Affiliate Agreement.
(e)     Purchaser shall have received
a certificate of the chief financial officer of Parent, dated the date of the Stock Closing, to the effect that, to the best of his knowledge, no event has occurred or is contemplated by this Agreement which causes Parent to believe that the nonrecognition provisions of Code Section 355(a)(1) and (c) shall not apply with respect to the Spin-Off, other than as a result of Code Section 367(e).
(f)     Each of Parent and the Company
shall have received the consent of the banks party to Parent's current credit facilities, in form and substance reasonably satisfactory to Parent and the Company, and such consents shall not have been revoked or Parent and the Company shall have received assurances satisfactory to Parent and the Company that such consents will be forthcoming.
10.1.3  Conditions to Obligations of
Parent.
  The obligations of Parent to consummate
the Stock Closing shall be subject to the satisfaction or waiver by Parent to each of the following additional conditions:
(a)     Parent shall have received the
opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for RTZ, the Purchaser and RTZA, and the opinion of C.H.H. Lawton, Esq. of RTZ, in each case, in form and substance reasonably requested by Parent.
(b)     Each of RTZ, the Purchaser and
RTZA shall have delivered to Parent a certificate of the President and the chief financial officer of each of the Purchaser and RTZA, dated the Stock Closing Date, satisfactory in form and substance to Parent and its counsel, certifying that (i) each of RTZ, the Purchaser and RTZA has complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Stock Closing and (ii) all representations and warranties of each of RTZ, the Purchaser and RTZA set forth in
Article 8 hereof are true and correct in all material respects on and as of the Stock Closing with the same effect as though made on and as of the Stock Closing Date.
(c)     No event shall have occurred
or be threatened which is reasonably likely to make impossible or impracticable the satisfaction of any express condition to the effectiveness of or closing under any Affiliate Agreement.
(d)     Nothing shall have occurred
which causes Parent to believe that the nonrecognition provisions of Code Section 355(a)(1) and (c) shall not apply with respect to the Spin-Off, other than as a result of Code Section 367(e).

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
10.2    Conditions to Additional Stock Closings.
10.2.1  Conditions to the Obligations of
All Parties.
  The obligations of each of the parties
hereto to consummate each Additional Stock Closing shall be subject to the satisfaction or waiver by each of the parties hereto of each of the following conditions:
(a)     The Stock Closing shall have
been consummated.
(b)     The consummation of such
Additional Stock Closing shall not be prohibited by any order or injunction of a United States federal or state court of competent jurisdiction, or other governmental or regulatory authority of competent jurisdiction of the United States, the United Kingdom, Indonesia, or Spain, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to such Additional Stock Closing by any United States federal or state government or governmental agency or other governmental or regulatory authority of competent jurisdiction of the United States, the United Kingdom, Indonesia, or Spain, that makes consummation of such Additional Stock Closing illegal.
10.2.2  Conditions to Obligations of the
Purchaser.
  The obligations of the Purchaser
to consummate each Additional Stock Closing shall be subject to the satisfaction (or waiver by the Purchaser) of each of the following conditions: prior to the date the notice of redemption of the 6.55% Notes is sent to the Trustee and the holders thereof,
(i) there shall have occurred no Company Material Adverse Effect or Parent Material Adverse Effect and (ii) no change (or any condition, event or development) shall have occurred which, with or without the giving of notice or lapse of time, is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect.
11.     Preemptive Rights; Rights of First Offer.
(a) In case of the proposed issuance, sale or grant by the Company of shares of Company Common Stock or securities convertible into or exchangeable for, or warrants, options or other rights to purchase, shares of Company Common Stock, the Company shall deliver to the Purchaser written notice of its intent to issue, sell or grant such securities, which shall specify the number and kind of securities proposed to be issued, sold or granted, whether such issuance, sale or grant will be effected through a transaction involving a Public Offering or otherwise, and, if the transaction does not involve a Public Offering, the amount and type of consideration which the Company proposes to be paid for such securities (the "Offer Price"), and the

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
other material terms and conditions of the proposed issuance, sale or grant (the "Company Notice").
(b)     In the event of any such proposed
issuance, sale or grant in any transaction involving a Public Offering, the Purchaser shall have the right, exercisable by written notice to the Company in accordance with Section 11(e), to purchase up to such number of shares of Company Common Stock, or securities, warrants, options or rights as will preserve the Purchaser's and RTZA's then existing percentage ownership of the outstanding shares of Company Common Stock as at a record date not more than 30 days prior to such issuance, sale or grant; provided that any such purchases made by the Purchaser pursuant to this
Section 11(b) shall be made (i) at the time of the closing with respect to such Public Offering and in accordance with the Purchaser Notice given prior to the effective date of the registration statement related thereto, (ii) pursuant to an exemption from the registration requirements of the Securities Act and (iii) at a price equal to the public offering price of such shares of Company Common Stock or such securities, warrants, options or rights. The term "Public Offering" means an offering of any such securities pursuant to a registration statement under the Securities Act which results in the widespread distribution of such securities to the public.
(c) Subject to Section 11(d), in the event of any such proposed issuance, sale or grant in any transaction not involving a Public Offering, the Purchaser shall have the right, exercisable by written notice to the Company in accordance with
Section 11(e), to purchase (i) such number of shares of Company Common Stock, or securities, warrants, options or rights, as will preserve the Purchaser's and RTZA's then existing percentage ownership of the outstanding shares of Company Common Stock as at a record date not more than 30 days prior to such issuance, sale or grant, or (ii) all of such shares of Company Common Stock, securities, warrants, options or rights, provided that approval of the Company Board of Directors will be required to the extent that as a result of such purchases the shares of Company Voting Stock beneficially owned by RTZ and its Affiliates, alone or acting in concert with others, equals or exceeds the number of Majority Shares.
(d)     In the event of any such proposed
issuance, sale or grant of any such securities in connection with any acquisition of securities or assets of another company or otherwise, the Purchaser shall have the right, exercisable by written notice to the Company in accordance with Section 11(e), to purchase up to such number of shares of Company Common Stock, or securities, warrants, options or rights as will preserve the Purchaser's and RTZA's then existing percentage ownership of the outstanding shares of Company Common Stock as at a record date not more than 30 days prior to such issuance, sale or grant.

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
(e) Any issuance, sale or grant by the Company to the Purchaser pursuant to this Section 11 shall be on terms no less favorable than that of the proposed issuance, sale or grant and for a price in cash and, with respect to securities offered pursuant to Section 11(b) hereof, for a price equal to the public offering price per share, and, with respect to securities offered pursuant to Section 11(c) or Section 11(d) hereof, for a price no greater than the Offer Price; provided that in the event of any transaction contemplated by Section 11(b) or Section 11(c) for consideration other than cash or any transaction contemplated by
Section 11.1(d), the purchase price per share of such securities purchased by the Purchaser shall be in cash and shall be no greater than the average of the closing prices of such securities on the NYSE or other national securities exchange on which such securities are listed or quoted for the 10 business days preceding the announcement of such transaction, or if the security is not so listed or authorized for quotation, the product of the average of the closing bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System for the ten business days preceding the announcement of such transaction, or if not so listed or authorized for quotation, the fair market value of the securities as agreed between the Purchaser and the Company or, failing agreement within 10 days from the establishment of the Offer Price, as determined by an independent appraiser mutually acceptable to the Purchaser and the Company.
(f) Within 10 business days after the date of receipt by the Purchaser of the Company Notice, the Purchaser shall send the Purchaser Notice to the Company. The term "Purchaser Notice" means any written notice given by the Purchaser, pursuant to which the Purchaser elects whether to purchase securities in accordance with this Section 11 and, in the case of a transaction contemplated by Section 11(c), which states whether the Purchaser elects to purchase its proportionate share or all of the securities. The Purchaser Notice shall be deemed to be an irrevocable commitment to purchase from the Company the number of securities which the Purchaser specifies in the Purchaser Notice. The closing of any purchase of securities pursuant to this Article 11 shall occur as promptly as practicable after receipt by the Company of the Purchaser Notice, on such date and at such time as the Purchaser and the Company shall agree; provided that such closing will not take place earlier than the date of the issuance, sale or grant giving rise to the Purchaser's rights under this Article 11. Such closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, presently at One New York Plaza, New York, New York 10004, or at such other place as the Purchaser and the Company shall agree.
(g)     If the Purchaser fails to deliver the
Purchaser Notice within 10 business days after receipt of the Company Notice, or if in the Purchaser Notice the Purchaser elects not to purchase securities in accordance with this Article 11, then the Company (i) shall be under no obligation to sell any of the securities proposed to be issued, sold or granted to the Purchaser, and (ii) may, within a period of six months from

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
the date of the Company Notice, sell all the securities proposed to be issued, sold or granted to one or more third parties for cash at a price per share which, with respect to shares offered pursuant to Section 11(b) hereof, shall be not less than the public offering price per share, and, with respect to securities offered pursuant to Section 11(c) or Section 11(d) hereof, shall be not less than the Offer Price.
(h)     The provisions of Section 11 shall not
apply to any of the following transactions: (i) the grant of stock options to any director, officer or employee of the Company, or any consultant or advisor who is receiving cash compensation from the Company; (ii) the issuance of shares of Company Common Stock upon the exercise of any of the options specified in clause
(i) above; and (iii) the issuance of shares of Company Common Stock issued pursuant to the terms of warrants, options, rights or convertible or exchangeable securities (x) as set forth on
Schedule 8.1.2 or (y) issued, sold or granted in compliance with the provisions of this Article 11.
12.     Termination.
12.1    Termination Prior to Stock Closing.
  This Agreement may be terminated and the transactions contemplated by this Agreement and the Related Agreements may be abandoned at any time prior to the Stock
Closing:
(i)     by the mutual written consent of the
parties hereto; or
(ii)    by any party hereto, if there is a
failure of any of the conditions specified in Section 10.1.1 hereof or the Stock Closing has not taken place on or prior to December 31, 1995.
12.2    Effect of Termination.
  In the event this Agreement is terminated pursuant to Section 12.1.1, all further obligations of the parties hereunder shall terminate, except that nothing in this Article 12 shall relieve any party hereto of any liability for breach of this Agreement.
13.     Miscellaneous.
13.1    Transfer Taxes.
  Parent and the Company jointly and severally agree that it will pay, and will hold the Purchaser and RTZA harmless from, any and all liability with respect to any United States federal, state and local stamp or similar transfer taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any Related Agreement and the transactions described herein and therein or any modification, amendment or alteration of the terms or provisions of this Agreement or any Related Agreement and the transactions described herein and therein.

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
13.2    Survival of Representations, Warranties
and Agreements, Etc.
  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, except that the representations and warranties contained in Sections 8.1.7, 8.1.8, 8.1.9, 8.1.10, 8.1.11, 8.1.13, 8.2.5 and 8.2.9
hereof shall survive the execution and delivery of this Agreement only until the date which is 2 years after the Distribution Date. All statements contained in any certificate or other instrument delivered by Parent or the Company pursuant to this Agreement or any Related Agreement or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties by the Parent or the Company under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
13.3    Expenses.
  Except as otherwise provided herein, each of Parent, the Company, RTZ, the Purchaser and RTZA shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement, any Related Agreement and the transactions contemplated hereby and thereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.
13.4    Indemnification.
(a)     Parent shall indemnify, defend and
hold harmless RTZ, the Purchaser and RTZA against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) ("RTZ Damages") incurred or suffered by RTZ, the Purchaser or RTZA, arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements made by Parent herein.
(b)     The Company shall indemnify,
defend and hold harmless RTZ, the Purchaser and RTZA against all RTZ Damages incurred or suffered by RTZ, the Purchaser or RTZA, arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements made by the Company herein.
(c)     RTZ, the Purchaser and RTZA,
jointly and severally, shall indemnify, defend and hold harmless Parent and the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), incurred or suffered by Parent or the Company arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements made by each of them herein.

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
(d)     Any party seeking indemnification
hereunder (the "Indemnified Party") (i) shall promptly notify the other party (the "Indemnifying Party") of the pendency of any claim or proceeding asserted by any third party against the Indemnified Party pursuant to which indemnity may be sought hereunder, (ii) shall permit the Indemnifying Party to assume the defense of the Indemnified Party with respect to any such claim or proceeding at the Indemnifying Party's sole cost and expense, and
(iii) shall not settle any claim or proceeding for which indemnity may be sought hereunder without the consent of the Indemnifying Party. Except as otherwise provided for in this Agreement (including without limitation Section 13.8 hereof), this Section
13.4 shall provide the exclusive remedy for any misrepresentation or breach of warranty, covenant, or agreement arising out of this Agreement or the transactions contemplated hereby.
13.5    Termination of Certain Provisions.
(a)     In the event that RTZ and its
Affiliates fail to beneficially own in the aggregate, at any time after the Stock Closing Date, at least 5% of the then outstanding shares of the Company Common Stock, Section 9.4.1 and Article 11 hereof shall terminate and have no further force and effect and all rights and obligations of the parties hereto under the provisions of such sections shall thereafter cease.
(b)     Notwithstanding anything herein to
the contrary, except as otherwise agreed by RTZ, RTZA and the Purchaser, the Company and Parent will not be entitled to deliver the notice pursuant to Section 5.1(a), the notice pursuant to
Section 6.1(c), the request pursuant to Section 6.1(d) or any Additional Purchase Notice pursuant to Section 6.1(a) after December 31, 1995; provided further that any such notice, whenever given, shall not provide for, or otherwise result in, the obligation of RTZA and/or Purchaser, as the case may be, to commence the Tender Offer, to purchase Additional Shares or to purchase Option Shares, in each case, after June 30, 1996.
13.6    Further Assurances.
  Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.
13.7    Governing Law.
  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction (except for the purposes

- -42
of or proceedings regarding enforcement) of courts of the State of New York located in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement or any Related Agreement and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.
13.8    Specific Performance.
  The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.
13.9    Notice.
  All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:
(a)If to Parent or the Company, to it at:
Freeport-McMoRan
1615 Poydras Street
New Orleans, Louisiana 70112
Attn:General Counsel
Fax:(504) 585-3513
with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn:E. Deane Leonard, Esq.
     and David W. Ferguson, Esq.
Fax:(212) 450-4800

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
(b)     If to RTZ or the Purchaser to:
The RTZ Corporation PLC
6 St. James's Square
London  SWIY 4LD
England
        Attn:  The Company Secretary
with a copy to:
Fried, Frank, Harris, Shriver
  & Jacobson
One New York Plaza
New York, New York  10004
Attn:  Allen I. Isaacson, P.C.

(c)     If to RTZA to:
RTZ America, Inc.
100 Quentin Roosevelt Blvd.
Suite 503
Garden City, NY  11530
        Attn:  The Company Secretary
with a copy to:
Fried, Frank, Harris, Shriver
  & Jacobson
One New York Plaza
New York, New York  10004
Attn:  Allen I. Isaacson, P.C.

13.10   Binding Effect; Assignment.
  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights hereunder may be assigned by any of the parties hereto without the consent of the other parties.
13.11   Amendment and Modification.
  This Agreement may be amended, modified, supplemented or waived only by written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.
13.12   Headings; References; Execution in
Counterparts; Interpretation.
  The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. All article, section, schedule, exhibit and paragraph references are to this Agreement, unless otherwise expressly provided. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number.
13.13   Entire Agreement.
  This Agreement, the Schedules and Exhibits attached hereto, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
13.14   Publicity.
  Promptly following the execution and delivery of the Agreement, the parties hereto shall issue a press release in an agreed form. Thereafter the parties hereto shall consult regarding the content and timing of any formal disclosure to be made at any time after the date hereof. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with any governmental or regulatory authority, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.
- -44-

PAGE 45 INTENTIONALLY OMITTED
- -45-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
FREEPORT-McMoRan INC.


By:  /s/ James R. Moffet
Name:  James R. Moffett
Title: Chairman of the Board



FREEPORT-McMoRan COPPER & GOLD INC.


By: /s/ George A. Mealey
Name: George A. Mealey
Title:  President



THE RTZ CORPORATION PLC



By:  /s/ R. Adams
Name:  Robert Adams
Title:  Director



RTZ INDONESIA LIMITED



By /s/ G.C. Lloyd-Davis
Name:  G.C. Lloyd-Davis
Title: Director, Secretary


RTZ AMERICA, INC.



By /s/ C. Lenon
Name: C. Lenon
Title: President

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



TABLE OF CONTENTS
                                                              Page
1.    Definitions................................................1
2.    Registration Rights Agreements.............................7
3.    Purchases of Class A Common Stock..........................7
      3.1   Sale of Shares.......................................7
      3.2   Stock Closing........................................7
4.    Certain Actions by Parent..................................8
      4.1 Redemption of the 6.55% Notes and the ABC Debentures.  8
5.    Tender Offer for, and Conversion of, 6.55% Notes...........9
      5.1   Tender Offer.........................................9
      5.2   Conversion of 6.55% Notes...........................10
      5.3   Transfer of Shares Issued Upon Conversion...........10
      5.4   Code Section 367(e) Indemnification.................11
6.    Purchase of Additional Shares and Option Shares...........15
      6.1   Request to Purchase Additional Shares...............15
      6.2   Option to Purchase Class A Common Stock.............17
      6.3   Purchase of Additional Shares and Option Shares.....17
7.    Spin-Off and Merger.......................................18
8.    Representations and Warranties............................19
      8.1   Representations and Warranties of Parent and the
............Company.............................................19
            8.1.1   Organization and Qualifications.............19
            8.1.2   Capitalization..............................19
            8.1.3   Authority...................................20

- - i -

                                                              Page
            8.1.4   Title......................................21
            8.1.5...Compliance with Other Instruments..........22
            8.1.6   Consents...................................22
            8.1.7   Actions Pending............................23
            8.1.8   SEC Reports................................23
            8.1.9   Financial Statements.......................24
            8.1.10   Compliance with Laws; Permits.............24
            8.1.11   Books and Records.........................25
            8.1.12   Financial Advisors and Brokers............25
            8.1.13   Accuracy of Information...................25
            8.1.14   Consolidated Group........................26
            8.1.15   Tax Sharing Agreement.....................26
      8.2   Representations and Warranties of RTZ, the Purchaser
            and RTZA............................................26
            8.2.1   Organization................................26
            8.2.2   Authority...................................26
            8.2.3   Compliance with Other Instruments...........27
            8.2.4   Consents....................................27
            8.2.5   Actions Pending.............................28
            8.2.6   Investment Representations..................28
            8.2.7   Financial Advisors and Brokers..............28
            8.2.8   Ownership of Securities of Parent and the
            Company.............................................28
            8.2.9   Accuracy of Information.....................28

- - ii -

                                                              Page
9.    Covenants.................................................28
      9.1   Covenants of All Parties............................28
            9.1.1   Cooperation.................................28
            9.1.2   Breach of Representations and Warranties....29
            9.1.3   Communications with Regulators..............29
            9.1.4   Affiliate Agreements........................30
            9.1.5   Certain Specified Actions...................30
      9.2   Covenants of Parent and the Company.................30
            9.2.1   Conduct of Business Pending the Spin-Off....30
            9.2.2   Exchange of Shares..........................31
            9.2.3   Certain Arrangements Following the Spin-Off.        31
      9.3   Covenants of Parent.................................31
            9.3.1   Minimum Price of Sales......................31
      9.4   Covenants of the Company............................31
            9.4.1   Right to Nominate Directors.................31
      9.5   Covenants of RTZ, RTZA and the Purchaser............32
            9.5.1   Lack of Certain Stock Ownership.............32
            9.5.2   Certain Specified Actions...................32
      9.6   Additional Covenants................................32
            9.6.1   Future Acquisitions.........................32
            9.6.2   Voting......................................33
10.   Conditions to Stock Closings..............................33
      10.1   Conditions to Stock Closing........................33

- - iii -

                                                              Page
            10.1.1   Conditions to the Obligations of All
                     Parties....................................33
            10.1.2   Conditions to Obligations of the Purchaser.34
            10.1.3   Conditions to Obligations of Parent........35
     10.2   Conditions to Additional Stock Closings.............35
            10.2.1   Conditions to the Obligations of All
                     Parties....................................35
            10.2.2   Conditions to Obligations of the Purchaser.36
11.   Preemptive Rights; Rights of First Offer..................36
12.   Termination...............................................39
      12.1  Termination Prior to Stock Closing..................39
      12.2  Effect of Termination...............................39
13.   Miscellaneous.............................................39
      13.1   Transfer Taxes.....................................39
      13.2   Survival of Representations, Warranties and
             Agreements, Etc....................................39
      13.3   Expenses...........................................40
      13.4   Indemnification....................................40
      13.5   Termination of Certain Provisions..................41
      13.6   Further Assurances.................................41
      13.7   Governing Law......................................41
      13.8   Specific Performance...............................41
      13.9   Notice.............................................42
      13.10   Binding Effect; Assignment........................43
      13.11   Amendment and Modification........................43
      13.12   Headings; References; Execution in Counterparts;
              Interpretation....................................43

- - v -

                                                              Page
      13.13   Entire Agreement..................................43
      13.14   Publicity.........................................43

- - v -

List of Exhibits
Exhibit A       Form of Company Registration Rights Agreement
Exhibit B       Form of Parent Registration Rights Agreement
Exhibit C       Term Sheet for Benefit Allocation Agreement
Exhibit D       Term Sheet for Transaction Management Services
Agreement
Exhibit 8.1.15  Certain Actions

List of Schedules
Schedule 8.1.2  --      Capitalization
Schedule 8.1.3  --      Authority
Schedule 8.1.6  --      Consents
Schedule 8.1.9  --      Financial Statements
Schedule 8.1.10 --      Compliance with Laws; Permits
Schedule 8.1.14 --      Consolidated Group
Schedule 8.1.15 --      Tax Sharing Agreements
Schedule 8.2.4  --      Consents
Schedule 9.1.5  --      Maintenance of the Voting Structure of the
Company
Schedule 9.2.1  --      Conduct of Business Pending the Spin-Off
Schedule 9.5.2  --      Certain Disallowed Transactions

EXHIBIT C

Term Sheet for Benefit Allocation Agreement


Retiree Medical, Dental and Life Insurance (FAS 106) Liability

        Liabilities for all current retirees to remain with FTX.

        Liabilities for all current employees to follow the employees (i.e., FTX to retain liability for those employees who remain with FTX; liability transferred to FCX for employees who go with FCX). Liabilities for dual employees to go to the "primary" employer in each case.

        FCX to make a "true-up" payment to FTX to cover FCX's share of the retiree medical liability for those employees who provided services to FCX.

SECAP, EBP and Deferred VCIP/AIP/PIAP/LTPIP

        Liabilities for all current retirees to remain with FTX.

        Liabilities for all current employees to follow the employees. Liabilities for dual employees to be split on a pro-rata basis.

        FCX to be paid an amount by FTX equal to the liability assumed by FCX.

Pension Plan Liabilities

        Liabilities and corresponding plan assets for all current retirees to remain with FTX.

        Liabilities and corresponding plan assets for all current employees to follow the employees. Liabilities/Assets for dual employees to be split on a pro-rata basis.

Stock Options, Stock Appreciation Rights, Stock Incentive Units

        Upon the FTX/FCX split, the exercise price of existing FTX options/SARs/SIUs will be adjusted and new FCX options/SARs/SIUs will be granted in accordance with the terms of the FCX Adjusted Stock Award Plan.

        FCX to be paid an amount by FTX equal to the liability assumed by FCX.

EXHIBIT D


Term Sheet for Transition Management Services Agreement

Overview

The management services agreement in effect as of the date first above written and containing substantially the terms set forth below shall remain in effect following the Distribution Date. Under the Spin-Off Private Letter Ruling, management services will be transitioned over to the Company within one year of the Distribution Date.

Parent Supplied Administrative Services

Parent furnishes to the Company, as the Company may request or require from time to time, the following services:

1.      periodic advice and consultation
2.      accounting, financial, legal, tax and insurance
3.      employee personnel
4.      research and development
5.      systems and communication
6. geological, engineering, design, procurement, environmental and construction management
7.      sales and marketing
8. such other services as are customarily provided by the Parent to the Company as of the Distribution Date.

Company Supplied Services

The Company provides Parent with the use of its employees with expertise in mineral exploration and development.

Costs

The services provided by the Company or Parent, as the case may be, are performed for an amount equal to the fully allocated cost basis and are charged to the Company or Parent, as the case may be, in accordance with reasonable policies and procedures which are in effect from time to time for intercompany allocation of costs.

Technology

Parent has granted to the Company the non-exclusive right and license, subject to certain conditions, to use certain technologies relating to the processing of copper.

EXHIBIT 8.1.15

        The following are certain actions which Parent and the Company would agree not to take, unless they first obtained either an opinion of nationally recognized tax counsel or a supplemental private letter ruling from the IRS that the contemplated action would not adversely affect the tax-free nature of the Spin-Off or the ability of Parent to rely on the Spin-Off Private Letter Ruling, under the Distribution Agreement to be signed between Parent and the Company. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement Dated as of May 2, 1995 by and between Freeport McMoRan Inc. and Freeport McMoRan Copper & Gold Inc., on the one hand, and The RTZ Corporation PLC, RTZ Indonesia Limited and RTZ America, Inc., on the other hand.

        Parent and the Company will not initiate or support any action during the five-year period following the Spin-Off that would in any way change the ability of the holders of the Class B Common Stock to elect at least 80% of the members of the Board of Directors of the Company and the ability of the holders of the Class A Common Stock and the Preferred Stock of the
Company to elect the remaining members of the Board, including without limitation, voting to combine the Class A Common Stock and Class B Common Stock.
        During the two-year period following the Spin-Off (the "Two-Year Period"), the Company will not issue shares of any preferred stock that would not entitle the holders to vote together with the Class A Common Stock and the existing classes of Preferred Stock in the election of the members of the Board of the Company.
        During the Two-Year Period, the Company will not dispose of any of its direct interests in P.T.
Freeport Indonesia Company ("PT-FI").
        Except for any transactions that are contemplated in the Participation Agreement, the Loan Agreement, the Implementation Agreement and any other agreement between the Company, RTZ and their respective subsidiaries, the Company will use its best efforts to cause PT-FI to continue the conduct of its copper and gold business in a substantially unchanged manner during the Two-Year Period as such business is operated prior thereto and to use its business assets in such business.
        During the Two-Year Period, Parent will not dispose of its direct or indirect interests in Freeport-McMoRan
Resource Partners, Limited Partnership ("FRP").
PAGE>
        During the Two-Year Period, Parent, FRP, the Company and PT-FI will not take affirmative steps to merge into another corporation, to liquidate or to sell or otherwise dispose of any of their assets except for asset dispositions made in the ordinary course of business.
        Parent and the Company will not directly or indirectly redeem or otherwise reacquire shares of their Common
Stock and Class B Common Stock, respectively, during the Two-Year Period, except to the extent that (i) a corporate business purpose supports such redemption or reacquisition, (ii) the redeemed or reacquired stock is widely held, (iii) the redemption or reacquistion is made in the open market, (iv) to the best of the knowledge of Parent or the Company, as the case may be, the redemption or reacquisition is not made from
(a) directors or officers or (b) any shareholder owning 1% or more of the outstanding stock of the corporation, and (v) Parent and the Company will have no plan or intention, as of the date of the Spin-Off, that the aggregate amount of stock repurchased would equal or exceed 20% of the outstanding stock of the relevant corporation. Furthermore, neither Parent nor the Company will initiate a periodic stock redemption program during the Two-year Period unless such program would be expected to comply with the requirements described in (i) through (v) above.
        The Company will not redeem or otherwise reacquire share of its Class B Common Stock during the Two-Year
Period, to the extent that such redemption or reacquisition would result in the Class B Common Stock representing less than 50% of the common equity of the Company.
        The Transitional Management Services Agreement will last for no more than one year.
        Except for the temporary supply of certain administrative services for one year, each of Parent and the Company will arrange for the provision of the administrative services requisite to the conduct of its business.
        Each of Parent and the Company will reaffirm, as of the date of the Spin-Off, that all of the representations set forth in the Spin-Off Private
Letter Ruling secured from the IRS remain valid.



SCHEDULE 8.1.2


FCX Capitalization as of April 30, 1995


                                           Authorized       Outstanding

Class B Common Stock                       200,000,000      139,980,763

Special Stock(1)

Class A Common Stock(2)                     88,600,000       65,804,268
Special Preference(3)                       26,400,000       26,341,176
Undesignated Special Stock                 135,000,000                0
Total Special Stock                        250,000,000       92,145,444

Preferred Stock

Step-Up Convertible Preferred(4)               700,000          700,000
Gold-Denominated Preferred(5)                  300,000          300,000
Gold-Denominated Preferred Series II(6)        215,279          215,279
Silver-Denominated Preferred(7)                119,000          119,000
Undesignated Preferred Stock                48,665,721                0
Total Preferred Stock                       50,000,000        1,334,279

(1) The Board of Directors of FCX has the right to designate authorized and unissued shares of Special Stock as additional Class A Common
Shares or as one or more additional series of capital stock. The currently designated shares of Special Shares are 88,600,000 Class
A Shares and 26,400,000 Special Preference Shares.
(2) In addition to the currently outstanding Class A Common Shares, additional Class A Common Shares have been authorized for the issuance upon conversion of the Special Preferences Shares (9.1 million Class A Shares) and upon conversion of the Step-Up
Convertible Preferred Shares (11.7 million Class A Shares).
Reflects FCX purchases of 168,300 shares of Class A stock pursuant to its share repurchase (purchases through April 30, 1995) program including 81,200 shares which will not settle until after April 30, 1995.
(3) The Special Preference Shares currently are represented by an aggregate of 8,956,000 Depositary Shares, each representing 2-16/17
Special Preference Shares.
(4) The Step-Up Convertible Preferred Shares are represented by an aggregate of 14,000,000 Depositary Shares, each representing 0.05
Step-Up Convertible Preferred Shares.
(5) The Gold-Denominated Preferred Shares are represented by an aggregate of 6,000,000 Depositary Shares, each representing 0.05 Gold-Denominated Preferred Shares.
(6) The Gold-Denominated Preferred Series II Shares are represented by an aggregate of 4,305,580 Depositary Shares, each representing 0.05 Gold-Denominated Preferred Series II Shares.
(7) The Silver-Denominated Preferred Shares are represented by an aggregate of 4,760,000 Depositary Shares, each initially representing 0.025 Silver-Denominated Preferred Shares.

FTX Capitalization as of April 30, 1995



                                     Authorized         Outstanding

Common Stock(1)(2)                  300,000,000         147,935,714

Preferred Stock
$4.375 Convertible Exchangeable(3)    5,000,000           1,001,690
Undesignated Preferred Stock         45,000,000                   0
Total Preferred Stock                50,000,000           1,001,690

(1) Outstanding shares do not include (i) 13.9 million shares of common stock authorized for issuance under FTX's stock option plans
(including 2.4 million available for future grants) of which 7.8 million shares were issuable upon exercise of stock options outstanding at March 31, 1995, excluding stock appreciation rights outstanding at March 31, 1995 (see Note 2), (ii) 11 million shares authorized for issuance upon conversion of FTX's Zero Coupon
Convertible Subordinated Debentures (ABC's), (iii) 18.4 million shares authorized for issuance upon conversion of FTX's 6.55%
Convertible Subordinated Notes, and (iv) 2.4 million shares authorized for issuance upon exchange of FTX's $4.375 Convertible
Exchangeable Preferred Stock (see Note 2).
(2) This schedule does not take into account exercises of stock options by employees which may occur between April 30 and the date of signing of the Stock Purchase Agreement.
(3) In accordance with an exchange offer, FTX accepted for exchange 3,998,310 shares of its $4.375 Convertible Exchangeable Preferred
Stock for 11,395,181 shares of its common stock. Each of the remaining shares of $4.375 Convertible Exchangeable Preferred Stock is convertible into FTX common stock at a conversion price of $21.26 per share or the equivalent of 2.35 shares of FTX common stock.
- -2-

SCHEDULE 8.1.3

AUTHORITY


NONE

SCHEDULE 8.1.6

CONSENTS


        1. In accordance with the provisions of the existing Chemical Bank credit facilities, certain consents are required. However, Chemical Bank, as Agent under the existing credit facilities, has agreed in a letter agreement dated as of April 27, 1995 to underwrite such consents.

SCHEDULE 8.1.9

FINANCIAL STATEMENTS


NONE

SCHEDULE 8.1.10

COMPLIANCE WITH LAWS; PERMITS


NONE

SCHEDULE 8.1.14


California
Kansas
Minnesota
Montana
Nebraska
North Dakota

SCHEDULE 8.1.15

TAX SHARING AGREEMENT
Section 4 of the Management Services Agreement dated as of May 1, 1988 between Freeport-McMoRan Copper Company, Inc., Freeport Indonesia, Incorporated and Freeport-McMoRan Inc. contains a tax sharing agreement for the period during which the companies were members of an affiliated group that filed a consolidated federal income tax return.

SCHEDULE 8.2.4

CONSENTS


NONE




SCHEDULE 9.1.5

MAINTENANCE OF THE VOTING STRUCTURE OF THE COMPANY

Parent, the Company, RTZA, RTZ, the Purchaser and each of their Affiliates shall not initiate or support any action during the five-year period following the Spin-Off that would in any way change the ability of the holders of the Class B Common Stock to elect at least 80% of the members of the Board of Directors of the Company and the ability of the holders of the Class A Common Stock and the Preferred Stock of the Company to elect the remaining members of the Board of Directors, including without limitation voting to combine the Class A Common Stock and Class B Common Stock.

SCHEDULE 9.2.1

CONDUCT OF BUSINESS PENDING THE SPIN-OFF


NONE

SCHEDULE 9.5.2

CERTAIN DISALLOWED TRANSACTIONS

RTZA and RTZ will not during the five-year period following the Spin-Off sell, exchange, transfer or otherwise dispose of any shares of Parent Common Stock received upon the conversion of the 6.55% Notes or any shares of the Class B Common Stock received in the Spin-Off with respect thereto unless they first obtain either a supplemental private letter ruling from the IRS or an opinion of nationally recognized tax counsel, reasonably satisfactory to Parent, that such disposition will not adversely affect the tax-free nature of the Spin-Off or the ability of Parent to rely on the Spin-Off Private Letter Ruling, in each case other than with respect to Section 367(e). RTZA, RTZ and their Affiliates shall not acquire Class B Common Stock (whether by effecting open market transactions, initiating a tender offer for such stock or otherwise) in a transaction that is not described in this Agreement during the five-year period following the Spin-Off, unless they first obtain either a supplemental private letter ruling from the IRS or an opinion of nationally recognized tax counsel, reasonably satisfactory to Parent, that such acquisition shall not adversely affect the tax-free nature of the Spin-Off or the ability of Parent to rely on the Spin-Off Private Letter Ruling.





REGISTRATION RIGHTS AGREEMENT
between
FREEPORT-McMoRan INC.,
on the one hand,
and
THE RTZ CORPORATION PLC, and
RTZ AMERICA, INC.,
on the other hand


Dated as of May 12, 1995

REGISTRATION RIGHTS AGREEMENT, dated as of May 12, 1995,
between FREEPORT-McMoRan INC., a Delaware corporation (the "Company"), The RTZ CORPORATION PLC, a company organized under the laws of England ("RTZ"), and RTZ AMERICA, INC., a Delaware corporation ("RTZA") and a subsidiary of RTZ.
1.      Definitions.  As used herein, unless the context
otherwise requires, the following terms have the following
respective meanings:
1.1     "Affiliate" shall have the meaning ascribed to
such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
1.2     [Reserved]
1.3     [Reserved]
1.4     "Common Stock" means the common stock, par value
$.10 per share, of the Company.
1.5     "Commission" means the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.
1.6     "Exchange Act" means the Securities Exchange Act
of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.
1.7 "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
1.8     "Purchase Agreement" shall have the meaning set
forth in Section 2.
1.9 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters (including, without limitation, fees and expenses of counsel to the underwriters) customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude, and RTZ shall pay, or cause to be paid, all underwriters' fees and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered and the fees and expenses of counsel to RTZ and RTZA.
1.10    "Registrable Securities" means the shares of
Common Stock acquired by RTZA in connection with the transactions contemplated by the Purchase Agreement, and any other securities issued in respect of, in exchange for, or in substitution of, such shares of Common Stock acquired by RTZA in connection with the transactions contemplated by the Purchase Agreement, whether by reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares or any other change in the Company's capital structure, or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, or (c) they shall have ceased to be outstanding.
1.11    "Required Number of Shares" means Registrable
Securities having at the time of a request for registration under
Section 3.1 a minimum anticipated offering price (before underwriters' commissions and discounts) of at least $50,000,000; provided, that if RTZA then owns Registrable Securities having such a minimum anticipated offering price of less than $50,000,000 the term "Required Number of Shares" shall mean such number of shares of Registrable Securities then owned by RTZA.
1.12    [Reserved]
1.13    "Section 3.1 Sale Amount" shall have the meaning
set forth in Section 3.1(g).
1.14    "Section 3.2 Sale Amount" shall have the meaning
set forth in Section  3.2(c).
1.15    "Securities Act" means the Securities Act of
1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.
- -2-
2.      Background.  Pursuant to an Agreement dated as of May
2, 1995 (the "Purchase Agreement"), between the Company, Freeport-McMoRan Inc., RTZ, RTZ Indonesia Limited, and RTZA and the transactions contemplated thereby, RTZA may acquire shares of Common Stock.
3.      Registration Under the Securities Act, etc.
3.1.    Registration on Request.
(a)     Request.  At any time prior to December
31, 2021 upon the written request of RTZ that the Company effect the registration under the Securities Act of the Required Number of Shares (as defined in Section 1), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by RTZ.
(b)     Registration of Other Securities.
Whenever the Company shall effect a registration pursuant to this
Section 3.1 in connection with an underwritten offering requested by RTZ, no securities other than Registrable Securities of RTZA shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised RTZ in writing that the inclusion of such other securities would not adversely affect such offering, and (b) RTZ shall have consented in writing to the inclusion of such other securities, which consent may be subject to terms and conditions determined by RTZ in its sole reasonable discretion (any Person in respect of whose securities the managing underwriter and RTZ so consents is referred to as a "Selling Holder").
(c)     Registration Statement Form.
Registrations under this Section 3.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company or by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested by RTZ and if the Company is then eligible to use such a registration.
(d)     Expenses.  The Company will pay the
Registration Expenses in connection with any registration requested pursuant to this Section 3.1.
(e) Effective Registration Statement. Subject to Section 3.1(i), a registration requested pursuant to this
Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 120 days (or such shorter period which will terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason
- -4-
not attributable to RTZA and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of RTZA.
(f)     Selection of Underwriters.  The
underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by RTZ and the managing underwriter(s) shall be reasonably acceptable to the Company.
(g)     Priority in Requested Registration.  If
the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to RTZ) that, in its opinion, the number of Registrable Securities and other securities (if any) requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to RTZ (the "Section 3.1 Sale Amount"), the Company will include in such registration: (i) first, the Registrable Securities requested by RTZ to be included in such registration; and (ii) second, to the extent the number of Registrable Securities requested by RTZ to be included in such registration is less than the Section 3.1 Sale Amount, the shares of Common Stock requested to be included by such other Selling Holders, with the reasonable consent of RTZ.
(h)     Limitations on Registration on Request.
Notwithstanding anything in this Section 3.1 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 3.1, more than five registrations pursuant to this Agreement.
(i)     Right to Withdraw.  RTZ shall have the
right to notify the Company in writing that it has determined that the registration statement prepared pursuant to this Section 3.1 be abandoned or withdrawn, provided that such request shall be irrevocable and
        (i)     if the Company receives such a
request from RTZ after a registration statement with respect to such Registrable Securities has been filed, then (A) RTZ's request shall be counted for purposes of the requests for which RTZ is entitled pursuant to this Section 3.1 and (B) the Company shall pay all Registration Expenses in connection with such request for registration; and
        (ii)    if the Company receives such a
request from RTZ before a registration statement with respect to such Registrable Securities has been filed, then (A) RTZ's request shall not be counted for purposes of

- -4-
the requests for registration to which RTZ is entitled pursuant to this Section 3.1 and (B) RTZ shall pay all Registration Expenses in connection with such request for registration;
provided, further, however, that if because of a material adverse change in the business of the Company the managing underwriter shall have advised RTZ that the Registrable Securities covered by the registration statement cannot be sold in an orderly manner in an offering within a price range reasonably acceptable to RTZ, then (A) RTZ's request shall not be counted for purposes of the requests for registration to which RTZ is entitled pursuant to this Section 3.1 and (B) the Company shall pay all Registration Expenses in connection with such request for registration; provided, further, if upon the fifth request for registration made by RTZ pursuant to this Section 3.1 (excluding requests that are not counted pursuant to this Section 3.1(i)) the managing underwriter of any underwritten offering shall advise RTZ that the Registrable Securities covered by the registration statement cannot be sold in an orderly manner in such offering within a price range reasonably acceptable to RTZ because of any reason other than a material adverse change in the business of the Company, then RTZ shall have the one-time right to notify the Company in writing that it has determined that the registration statement be abandoned or withdrawn and to make the election described in the following sentence. Upon such notice pursuant to the last proviso of the preceding sentence, at the election of RTZ, either (a) RTZ's request shall be counted for purposes of the requests for which RTZ is entitled pursuant to this Section 3.1 and the Company shall pay all Registration Expenses in connection with such request for registration or (b) RTZ shall pay all Registration Expenses in connection with such request for registration and RTZ's request shall not be counted for purposes of the requests for registration to which RTZ is entitled pursuant to this Section 3.1.
3.2.    Incidental Registration.
(a)     Right to Include Registrable Securities.
If the Company proposes at any time to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or an acquisition, merger, reorganization, or consolidation), whether or not for sale for its own account, it will each such time give prompt written notice to RTZ of its intention to do so; provided that this Section 3.2 shall not apply to any registration of securities of the Company after December 31, 2021. Upon the written request of RTZ made as promptly as practicable and in any event within 30 days after the receipt of any such notice (15 days if the Company states in such written notice or gives telephonic notice to RTZ, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date)

- -5-

(which request shall specify the Registrable
Securities intended to be disposed of by RTZA), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by RTZ; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to RTZ and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of RTZ to request that such registration be effected as a registration under Section 3.1 and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1. If a registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.
(b)     Expenses.  The Company will pay all
Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 3.2.
(c) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company of its belief that the number or type of Registrable Securities and other securities (if any) requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering ("Section 3.2 Sale Amount"), (i) first, in the case of an offering initiated by a stockholder who has been granted registration rights in accordance with Section 6, those of such stockholder or, in the case of an offering initiated by the Company, those for the Company's account, and (ii) second, to the extent the Section 3.2 Sale Amount is not exceeded, such Registrable Securities requested by RTZ to be included in such registration.
(d)     Selection of Managing Underwriter.  The
managing underwriter of any underwritten offering pursuant to this
Section 3.2 shall be selected by the Company at its sole discretion.
(e)     Right to Withdraw.  RTZ shall have the
right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to

- -6-
this Section 3.2 by giving written notice to the Company of its request to withdraw, as soon as reasonably practicable, and in any case, prior to the execution of the underwriting agreement, in the case of an underwritten offering, or at any time, in all other cases, provided that any such withdrawal request shall be irrevocable and, after making such a request, the Company shall not be obligated to include Registrable Securities of RTZA in such registration; provided further that RTZ shall reimburse the Company for the applicable share of filing fees paid by the Company with respect to the Registered Securities of RTZA.
3.3.    Registration Procedures.  If and whenever the
Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1 and 3.2, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and will as expeditiously as possible:
(i) prepare and (as soon as practicable, and in any event within 75 days in the case of Forms S-1 or S-2 and 45 days in the case of a registration requested on Form S-3 after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to the counsel of RTZ and the underwriters, if any, copies of all such documents proposed to be filed
(including all exhibits thereto), which documents will be subject to the reasonable review of such counsel and the Company will give consideration to the reasonable suggestions of such counsel;
(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities and other securities, provided that such period need not exceed 120 days;
(iii) furnish, without charge, to RTZ and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits),

- -7-
such number of copies of the prospectus
contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule
424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as RTZ and such underwriters may reasonably request;
(iv)    for up to 120 days after the effective
date of the registration statement for such Registrable Securities to use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as RTZ shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by RTZA, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;
(v) furnish to RTZ, RTZA and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of
(x)     an opinion of counsel for the
Company, and
(y)     a "comfort" letter signed by the
independent public accountants who have
certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated);

- -8-

(vi)    notify RTZ, RTZA and each managing
underwriter, if any, participating in the offering of the securities covered by such registration statement,
        (a)     at any time when a prospectus
relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made,
        (b)     when the prospectus or any
supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective,
        (c)     of any request by the Commission for
amendments or supplements to the registration statement or the prospectus or for additional information (and deliver promptly to RTZ (or its counsel) and each managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement),
        (d)     of the issuance by the Commission of
any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,
        (e)     if at any time the representations
and warranties of the Company contemplated by Section
3.4 below cease to be accurate in all material respects, and

- -9-

        (f)     of the receipt by the Company of any
notification with respect to the suspension of the qualification of the Registrable Securities or other securities covered by the registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding of such purpose;
(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to RTZ and each underwriter a copy of any amendment or supplement to such registration statement or prospectus;
(viii)  provide and cause to be maintained a
transfer agent and registrar for all Registrable
Securities and other securities covered by such registration statement from and after a date not later than the effective date of such registration;
(ix)    use its best efforts to list all
Registrable Securities and other securities covered by such registration statement on any national securities exchange or national quotations system on which Registrable Securities of the same class covered by such registration statement are then listed and, if not so listed, to be listed on a national securities exchange or, failing that, to be designated as qualified for trading on the NASD automated quotation system and, if designated as qualified for trading on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable
Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;
(x) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities or other securities included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order; and

- -10-

(xi)    take all such other actions as are
customary, necessary or advisable in order to expedite or facilitate the disposition of such Registrable
Securities.
The Company may require RTZA to furnish the Company in writing as promptly as reasonably practicable such information regarding RTZA and the distribution of such securities as the Company may from time to time reasonably request in writing.
RTZ agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph (vii)(a) or (vii)(d) of this Section 3.3, RTZ will cause RTZA forthwith to discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until receipt by RTZ and RTZA of the copies of the supplemented or amended prospectus contemplated by subparagraph (vii)(a) of this Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the possession of RTZ and RTZA, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by RTZA of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when RTZ and RTZA shall have received copies of the supplemented or amended prospectus contemplated by subparagraph (vii)(a) of this Section
3.3 (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto); and, if the Company shall not so extend such period, RTZ's request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which RTZ is entitled pursuant to Section 3.1 hereof.
3.4.    Underwritten Offerings.
(a)     Requested Underwritten Offerings.  If
requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 3.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, RTZ, RTZA and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to such underwriters and persons who control (within the meaning of the Securities Act) such underwriters to the effect and to the extent provided in Section
3.7. Each of RTZ and RTZA will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. RTZA shall be a party to such underwriting agreement and may, at its

- -11-
option, require that any or all of the
representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of RTZA and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of RTZA. RTZA shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding RTZA, its ownership of and title to its Registrable Securities, its intended method of distribution and any other representations required by law; provided, however, that the liabilities of RTZ and RTZA to any underwriter or any other Person under such underwriting agreement shall be limited to liabilities arising from misstatements in RTZA's representations and warranties and shall in no event exceed, in the aggregate, the amount of net proceeds received by RTZA from the sale of Registrable Securities in the offering to which such underwriting agreement relates.
(b)     Incidental Underwritten Offerings.  If the
Company proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by RTZ and subject to Section 3.2(c), arrange for such underwriters to include all the Registrable Securities to be offered and sold by RTZA to be distributed by such underwriters. RTZA shall be a party to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements including, without limitation, indemnities to such underwriters and persons who control (within the meaning of the Securities Act) such underwriters to the effect and to the extent provided in Section
3.7 on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of RTZA and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of RTZA. RTZA shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding RTZA, its ownership of and title to its Registrable Securities and its intended method of distribution or any other representations required by law; provided, however, that the liabilities of RTZ and RTZA to any underwriter or any other Person under such underwriting agreement shall be limited to liabilities arising from misstatements in RTZA's representations and warranties and shall in no event exceed, in the aggregate, the amount of net proceeds received by RTZA from the sale of Registrable Securities in the offering to which such underwriting agreement relates.
(c)     Holdback Agreements.  (i)  Each of RTZ and
RTZA agrees not to effect any public disposition of any Registrable Securities, and not to effect any such disposition of any other equity security of the Company of the same class as the

- -12-

Registrable Securities or of any security
convertible into or exchangeable or exercisable for any equity security of the Company of the same class as the Registrable Securities, including dispositions pursuant to Rule 144 under the Securities Act, during the 15 days prior to, and during the 120-day period beginning on, the effective date of any registration statement pertaining to securities of the Company of the same class as the Registrable Securities or securities convertible into or exchangeable or exercisable for any equity security of the Company of the same class as the Registrable Securities (except as part of such registration or if such registration is made with respect to an employee benefit, employee stock option, dividend reinvestment or any other benefit plan or with respect to the registration of securities in connection with any acquisition, merger, reorganization or consolidation) ; provided that RTZ and RTZA has received written notice from the Company of such registration and a good faith estimate of the effective date thereof, and provided, further that any Person to whom registration rights have been granted after the date of the Purchase Agreement to the extent permitted by Section 6 and any other Person selling securities in such offering shall have agreed not to effect any such disposition during a period no shorter than
the period referred to in this Section   3.4(c)(i).  If the
foregoing restriction on public dispositions by RTZ and RTZA applies (other than as a result of an underwritten public offering in which RTZA sells Registrable Securities), during the period of effectiveness of any registration statement covering Registrable Securities requested by RTZ to be registered pursuant to Section 3.1, the Company shall extend the period of effectiveness of such registration statement by the number of days during which such restriction applied; and, if the Company shall not so extend such period, RTZ's request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which RTZ is entitled pursuant to
Section 3.1 hereof.
        (ii)    If any registration of Registrable
Securities pursuant to Section 3.1 shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities of the same class as the Registrable Securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company of the same class as the Registrable Securities (other than any such sale or distribution of such securities in connection with any acquisition, merger, reorganization or consolidation by the Company or any subsidiary of the Company or in connection with an employee benefit, employee stock option, dividend reinvestment or other benefit plan) during the period after RTZ requests such registration pursuant to
Section 3.1 (but not more than 15 days prior to the Company's good faith estimate of the effective date of such Registration Statement) to the date which is 120-days after the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of the Purchase Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such

- -13-
securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).
3.5. Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give RTZ, RTZA, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that RTZ, RTZA and their respective assignees hereunder shall use their reasonable best efforts to coordinate any such investigation of the books and records at the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.
3.6.    Limitations, Conditions and Qualifications to
Obligations under Registration Covenants. The obligation of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the following limitations, conditions and qualifications. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 150 days and no more than once in any twelve month period) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to
Section 3.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any material financing, acquisition, merger, consolidation or other material transaction involving the Company or any of its Affiliates or would require premature disclosure of any of the foregoing transactions or at a time when audited financial statements are not available or when the Company is in possession of material information which, in the exercise of its reasonable judgment, the Company deems advisable not to disclose in a registration statement, and promptly gives RTZ, RTZA and each managing underwriter, if any, written notice of such delay, including a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, RTZ shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which RTZ is entitled pursuant to
Section 3.1 hereof.

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
3.7.    Indemnification.
(a)Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.1 or 3.2, RTZ and RTZA and their respective directors, officers, and each other Person who participates as an underwriter (as defined in the Securities Act) in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (a "Controlling Person") or participates in the offering of such securities (a "Participating Person"), against any losses, claims, damages or liabilities, joint or several, to which RTZ, RTZA or any such director, officer, underwriter, Controlling Person or Participating Person may become subject under the Securities Act or otherwise, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and, subject to Section 3.7(c), the Company will reimburse RTZ, RTZA and each such director, officer, underwriter, Controlling Person or Participating Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue

- -15-
statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, Controlling Person or Participating
Person and shall survive the transfer of such securities by RTZA.
(b) Indemnification by RTZ. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from RTZA and RTZ to jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act or participates in the offering of such securities, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of RTZA specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of RTZ and RTZA under this Section 3.7(b) and Section 3.7(d) shall be limited, in the aggregate, to the amount of net proceeds received by RTZA from the sale of Registrable Securities in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by RTZA.
(c)Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense

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
thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)     Contribution.  If the indemnification
provided for in this Section 3.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph
(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or
(b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, which resulted in such loss, claims, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this Section 3.7(d) to the contrary, the liability of RTZ and RTZA under this Section 3.7(d) and Section 3.7(b) shall be limited, in the aggregate, to the any amount of net proceeds

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
received by RTZA from the sale of Registrable
Securities in the offering giving rise to such liability.
(e)     Other Indemnification.  Indemnification
and contribution similar to that specified in the preceding subdivisions of this Section 3.7 (with appropriate modifications) shall be given by the Company, RTZ and RTZA with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.7 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.
(f)     Indemnification Payments.  The
indemnification and contribution required by this Section 3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In any case in which it shall be judicially determined that a party is not entitled to indemnification or contribution, any payments previously received by such party hereunder shall be promptly reimbursed.
4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of RTZ or RTZA, the Company will deliver to it a written statement as to whether it has complied with such requirements.
5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.
6. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to RTZ and RTZA in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the

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
underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to RTZ and RTZA hereunder do not in way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.
7. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of RTZ or RTZA to sell any Registrable Securities pursuant to any effective registration statement.
8. Adjustments. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement. The
Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of RTZ or RTZA to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
9. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
10. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of courts of the State of New York located in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead

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
or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.
11. Specific Performance. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.
12.     Notice.  All notices and other communications
hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:
(a)     If to the Company, to it at:
Freeport-McMoRan Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attn:   General Counsel
Fax:    (504) 585-3513
with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn:   E. Deane Leonard, Esq.
        and David W. Ferguson, Esq.
Fax:    (212) 450-4800

(c)     If to RTZ to:
The RTZ Corporation PLC
6 St. James's Square
London SW1Y 4LD
England

Attn:  The Corporate Secretary
Fax:  011-44-171-930-3249

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

with a copy to:
Fried, Frank, Harris, Shriver
  & Jacobson
One New York Plaza
New York, New York  10004
Attention:  Allen I. Isaacson, P.C.
Fax:  (212) 859-4000

(d)     If to RTZA to:
RTZ America, Inc.
100 Quentin Roosevelt Blvd.
Suite 503
Garden City, NY  11530

Attn:  The Corporate Secretary
Fax:  (516) 794-5073

with a copy to:
Fried, Frank, Harris, Shriver
  & Jacobson
One New York Plaza
New York, New York  10004
Attention:  Allen I. Isaacson, P.C.
Fax:  (212) 859-4000

13. Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights hereunder may be assigned by any of the parties hereto without the consent of the other parties, except that RTZ and RTZA may assign all or part of its rights under this Agreement (subject to an appropriate assumption of related obligations under this Agreement) to any person to whom or which RTZA sells or transfers any Registrable Securities, and such transferees may similarly assign such rights.
14. Amendment and Modification. This Agreement may be amended, modified, supplemented or waived only by written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

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
15. Headings; References; Execution in Counterparts; Interpretation. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. All article, section, schedule, exhibit and paragraph references are to this Agreement, unless otherwise expressly provided. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.
In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number.
16. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
17. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in the manner that renders it lawful and enforceable to the fullest extent possible under law.







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


IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.
FREEPORT-McMoRan INC.
By  /s/ Michael C. Kilanowski, Jr.
Name:  Michael C. Kilanowski, Jr.
Title:  Secretary
THE RTZ CORPORATION PLC
By  /s/ Allen I. Isaacson
Name:  Allen I. Isaacson, P.C.
Title:  Attorney-In-Fact
RTZ AMERICA, INC.
By  /s/ William M. Higgins
Name:  William M. Higgins
Title:  Vice President

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